Exhibit 10.49
INGRAM MICRO
401(K) INVESTMENT SAVINGS PLAN

(Amended and Restated as of January 1, 2013)

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(CONTINUED)

(CONTINUED)

(CONTINUED)

INGRAM MICRO

401(K) INVESTMENT SAVINGS PLAN
INTRODUCTION
Ingram Micro Inc. has adopted this amendment and restatement of the Ingram Micro 401(k) Investment Savings Plan (the “Plan”) effective as of January 1, 2013. The Plan was last amended and restated in its entirety effective as of April 1, 2005. The Plan was initially adopted effective as of November 6, 1996 as the Ingram Micro Thrift Plan, and the Plan name was changed in 1999 to the Ingram Micro 401(k) Investment Savings Plan.
The Plan is intended to provide eligible participants with a convenient way to save on a regular and long-term basis, all as set forth herein and in the trust agreement adopted as a part of the Plan. The benefits provided to any individual under the Plan will depend upon the investment results achieved under such agreement and, accordingly, may vary with respect to each individual. The Plan is a profit-sharing plan which includes a cash or deferred arrangement and provides for employer matching contributions. It is intended that the Plan and trust shall at all times be qualified and tax-exempt within the meaning of Sections 401(a), 401(k), 401(m) and 501(a) of the Internal Revenue Code of 1986, as now in effect or hereafter amended, and any other applicable provisions of law.

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ARTICLE I

DEFINITIONS
When used herein the following terms shall have the following meanings:
1.1    Account. “Account” means the account or accounts established and maintained in respect of a Participant pursuant to Section 4.1.
1.2    Actual Deferral Percentage. “Actual Deferral Percentage” means, for a specified group of Participants (either Highly Compensated Employees or Non-highly Compensated Employees) for a Plan Year, the average of the ratios (calculated separately for each Participant in the group) of (1) the amount of Employer contributions actually paid over to the Trust on behalf of such Participant for the Plan Year to (2) the Participant’s Compensation for the Plan Year. Compensation, for purposes of this Section 1.2, shall mean compensation within the meaning of Section 414(s) of the Code for the Plan Year. Employer contributions on behalf of any Participant shall include: (1) any Before-Tax Contributions (but not Catch-up Contributions) made pursuant to the Participant’s deferral election (including Excess Deferrals of Highly Compensated Employees), but excluding (a) Excess Deferrals of Non-highly Compensated Employees that arise solely from Before-Tax Contributions made under the Plan or plans of the Employer and (b) Before-Tax Contributions that are taken into account in the Contribution Percentage test (provided the Actual Deferral Percentage test is satisfied both with and without these Before-Tax Contributions), and (2) any QNECs or QMACs that are taken into account in the Actual Deferral Percentage Test in accordance with Section 3.5. For purposes of calculating Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Before-Tax Contributions shall be treated as a Participant on whose behalf no Before-Tax Contributions are made. Actual Deferral Percentages shall be calculated in accordance with Treasury Regulation Section 1.401(k)‑2(a)(3).
1.3    Adjustment Factor. “Adjustment Factor” means the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code, as applied to such items and in such manner as the Secretary shall provide.
1.4    Administrator. “Administrator” (as defined in ERISA Section 3(16)(A)) means the Company which also shall be a named fiduciary (as defined in ERISA Section 402(a)(2)).
1.5    After-Tax Contribution Account. “After-Tax Contribution Account” means the Account to which are credited a Participant’s After-Tax Contributions and earnings and losses on those contributions.

1.6    After-Tax Contributions. “After-Tax Contributions” means amounts contributed by a Participant pursuant to Section 3.1(b) that were included or includible in the Participant’s gross income at the time contributed.
1.7    Annual Addition. “Annual Addition” for purposes of the limitations of Section 415 of the Code has the meaning given to such phrase in Section 3.11(c) of this Plan.
1.8    Average Actual Deferral Percentage. “Average Actual Deferral Percentage” means the average (expressed as a percentage) of the Actual Deferral Percentages of the Eligible Employees in a group.
1.9    Average Contribution Percentage. “Average Contribution Percentage” means the average (expressed as a percentage) of the Contribution Percentages of the Eligible Employees in a group.
1.10    Before-Tax Contribution Account. “Before-Tax Contribution Account” means the Account to which are credited Before-Tax Contributions made on behalf of a Participant pursuant to Section 3.1 and earnings or losses on those contributions.
1.11    Before-Tax Contributions. “Before-Tax Contributions” means the contributions made to the Plan by the Employer on behalf of a Participant who has elected to reduce his Compensation by a like amount pursuant to Section 3.1(a).
1.12    Beneficiary. “Beneficiary” means the beneficiary or beneficiaries designated pursuant to Section 2.2 to receive the amount, if any, payable under the Plan upon the death of a Participant.
1.13    Board of Directors. “Board of Directors” means the Board of Directors of the Company.
1.14    Catch-Up Contribution Account. “Catch-Up Contribution Account” means the account to which are credited Catch-Up Contributions made on behalf of a Participant pursuant to Section 3.3 and earnings and losses on those contributions.
1.15    Catch-Up Contributions. “Catch-Up Contributions” means the contributions made to the Plan by the Employer on behalf of a Participant in accordance with Section 3.3.
1.16    Code. “Code” means the Internal Revenue Code of 1986, as now in effect or hereafter amended.
1.17    Company. “Company” means Ingram Micro Inc. or any successor by merger, consolidation or otherwise.

1.18    Compensation. “Compensation” means, with respect to each Participant for purposes of calculating and allocating contributions to the Plan, the total amount of Box 1 Form W-2 wages as base salary including commissions, shift differentials, over-time pay, annual bonuses, amounts paid under the Long-Term Executive Cash Incentive Award Program and special and incentive bonuses, but excluding benefits under the Plan, benefits under any other pension, profit sharing, stock bonus, phantom stock, nonstatutory stock option, any form of equity-based compensation, hospitalization, life insurance, long-term disability, or other employee benefit plan (including without limiting the foregoing, the Ingram Micro Inc. Supplemental Investment Savings Plan), travel, entertainment, and other business expense allowances from which an accounting is made to the Company, living allowances, imputed income attributable to employer-provided group term life insurance and such other imputed non-cash income recognized as such by the Code and the Company for purposes of the Plan, any home sale costs, reimbursed moving costs, employer-reimbursed or employer-subsidized meals, employer payments for the use of his or her personal car for business purposes, location adjustments or any other similar supplemental type of pay, voluntary or involuntary cashouts under the Paid Time Off (PTO) Program, and severance pay (even if such severance pay takes the form of continued payroll compensation after the Participant actually no longer is performing services for the Company). Compensation shall include elective deferrals and any amount which is contributed by the Company pursuant to a salary reduction agreement, which is not includible in the gross income of the Employee under Code Section 125, 402(e)(3), 402(h), 403(b) or 132(f). For all purposes hereunder, Compensation shall include a Differential Wage Payment, as defined below.
A Differential Wage Payment means a payment by an Employer to an individual who is performing service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code) while on active duty for more than 30 days, which represents all or a portion of the wages the individual would have received if the individual were performing service for the Employer. An individual receiving a Differential Wage Payment shall be treated as an Employee of the Employer making the payment. The Plan shall not be treated as failing to meet the requirements of Section 401(a)(4), 401(a)(26), 401(k)(3), 401(k)(11), 401(k)(12), 401(m), 403(b)(12), 408(k)(3), 408(k)(6), 408(p), 410(b), or 416 by reason of any contribution or benefit which is based on the Differential Wage Payment, provided that all employees of the Employer and its affiliates (determined under Sections 414(b), (c), (m), and (o) of the Code) who are performing qualified military service are entitled to receive Differential Wage Payments and make contributions based on such payments on reasonably equivalent terms.
The annual Compensation of each Participant taken into account for all Plan purposes shall not exceed $255,000, as adjusted by the Secretary of the Treasury for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Compensation is determined (the “determination period”) beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the limit referred to above will be multiplied by a fraction, the numerator of which is the number of months in the determination period and the denominator of which is 12.
For other specific purposes described in the Plan, such as in Sections 1.2, 1.19, 1.23, 1.31, 3.11, 3.13, 9.3 and 9.7, “Compensation” shall have the meanings set forth in the respective sections in which the term is referenced.
1.19    Contribution Percentage. “Contribution Percentage” means the ratio (expressed as a percentage) of the Participant’s After-Tax Contributions, Matching Contributions, QNECs and QMACs (to the extent not taken into account for purposes of the Actual Deferral Percentage test) made under the Plan on behalf of the Participant for the Plan Year to the Participant’s Compensation for the Plan Year. Compensation, for purposes of this Section 1.19, shall mean compensation within the meaning of Section 414(s) of the Code for the Plan Year. For this purpose, Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions or Excess Aggregate Contributions shall not be included. The Employer may also elect to include Before-Tax Contributions, provided the Actual Deferral Percentage test is met before the Before-Tax Contributions are used in the Average Contribution Percentage and continues to be met following the exclusion of those Before-Tax Contributions that are used to meet the Average Contribution Percentage Test.
1.20    Disability. “Disability” means a physical or mental condition which entitles a Participant to benefits under the Employer’s long-term disability plan. The Administrator will apply the provisions of this Section 1.20 in a nondiscriminatory, consistent and uniform manner.
1.21    Effective Date. “Effective Date” means January 1, 2013, the date as of which this amendment and restatement of the Plan is effective except as otherwise specifically provided herein. The original Effective Date of the Plan was November 6, 1996.
1.22    Eligible Employee. “Eligible Employee” means any Employee maintained on the United States payroll of the Employer other than: (a) a leased employee within the meaning of Section 1.23, (b) any person who is included in a unit of employees covered by an agreement recognized for purposes of collective bargaining with the Employer, provided retirement benefits have been the subject of good faith bargaining and such bargaining does not provide for coverage under the Plan, (c) an Employee who is a nonresident alien deriving no earned income from the Employer which constitutes income from sources within the United States, and (d) any employee who resides and works in a United States territory (including, but not limited to, the Commonwealth of Puerto Rico). Notwithstanding clause (d), an Employee who is working outside of the 50 states on a temporary assignment will not be excluded from Plan participation on account of such temporary assignment.

Notwithstanding any other provision of the Plan, the term ‘Eligible Employee’ shall not include any employee, independent contractor, leased employee or other individual unless such individual is contemporaneously treated by the Employer as an Employee for purposes of the Plan (without regard to any subsequent recharacterization or inconsistent determination made by any person or entity or by any court, agency or other authority with respect to such individual whenever effective).
1.23    Employee. “Employee” means any person employed by the Employer, other than an independent contractor or self-employed individual within the meaning of Section 401(c)(1) or an owner-employee within the meaning of Section 401(c)(3). Employee shall also include any leased employee. The term ‘leased employee’ means any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person (the ‘leasing organization’), has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year, and such services are performed under primary direction or control by the recipient. Contributions or benefits provided to a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.
A leased employee shall not be considered an Employee if: leased employees do not constitute more than twenty percent (20%) of the recipient’s non-highly compensated workforce and the leased employee is covered by a money purchase pension plan providing (a) a nonintegrated employer contribution rate of at least ten percent (10%) of Compensation within the meaning of Section 415(c)(3) of the Code as defined in Section 3.11; (b) immediate participation; and (c) full and immediate vesting.
1.24    Employer. “Employer” means the Company and any subsidiary or affiliated organization of the Company that, with the approval of the Board of Directors and subject to such considerations as the Board of Directors may impose, adopts the Plan.
In determining Compensation for the purposes of determining who is a leased employee under Section 1.23, in determining who is a Highly Compensated Employee under Section 1.31, in determining a Participant’s Hours of Service, in determining whether an election to change the Limitation Year has been made in accordance with Section 1.33, in determining a Participant’s Period of Service under Section 1.39, in determining a Participant’s Severance Date under Section 1.50, in determining a Participant’s Severance from Employment under Section 1.51, in determining the limitation on Before-Tax Contributions under Section 3.1, in determining the Average Actual Deferral Percentages under Section 3.5 and the Average Contribution Percentages under Section 3.8, in determining the limitations on Annual Additions under Section 3.11, in determining the maximum loan in Section 7.5(f) and in determining whether the Plan is Top-Heavy under Article IX, the term “Employer” shall include any other corporation or other business entity that must be aggregated with the Employer under Section 414(b), (c), (m) or (o) of the Code, but only for such periods of time when the Employer and such other corporation or other business entity must be aggregated as aforesaid. For purposes of Section 3.11, such definition of “Employer” shall be modified by Section 415(h) of the Code.
1.25    Entry Date. “Entry Date” means each business day of the year.
1.26    ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as now in effect or as hereafter amended.
1.27    Excess Aggregate Contributions. “Excess Aggregate Contributions” means After-Tax Contributions and Matching Contributions in excess of the Contribution Percentage limit, as described in Section 401(m)(6)(B) of the Code.
1.28    Excess Contributions. “Excess Contributions” means Before-Tax Contributions in excess of the Actual Deferral Percentage limit, as described in Section 401(k)(8)(B) of the Code.
1.29    Excess Deferrals. “Excess Deferrals” means Before-Tax Contributions in excess of the limits imposed by Section 402(g) of the Code.
1.30    Fund or Investment Fund. “Fund” or “Investment Fund” means the investment funds established under Article V, or any of them.
1.31    Highly Compensated Employee. “Highly Compensated Employee” means any Employee who performs services for the Employer during the determination year and who (a) was a five percent (5%) owner, as defined in Section 9.7(a), during the determination year or look-back year, or (b) during the look-back year received Compensation from the Employer in excess of $115,000, multiplied by the Adjustment Factor.
For purposes of this definition, the determination year is the Plan Year; the look-back year is the twelve (12) month period preceding the Plan Year.
A highly compensated former Employee shall be treated as a Highly Compensated Employee if he separated from service (or is deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year and was a highly compensated active Employee for either the separation year or any determination year ending on or after the Employee’s 55th birthday.
The determination of who is a Highly Compensated Employee, including the determination of the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the Regulations thereunder. For purposes of this Section 1.31, Compensation means Compensation within the meaning of Section 415(c)(3) of the Code as defined in Section 3.11.

1.32    Hour of Service. “Hour of Service” means:
(a)    Each hour for which an Employee is directly or indirectly paid or entitled to payment for the performance of duties for the Employer;
(b)    Each hour for which an Employee is directly or indirectly paid or entitled to payment by the Employer on account of a period during which no duties are performed, whether or not the employment relationship has terminated, due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, but not more than 501 such hours on account of any single continuous period during which no duties are performed; and
(c)    Each hour for which back pay, irrespective of mitigation of damages, has been awarded or agreed to by the Employer.
No hours shall be credited on account of any period during which an Employee performs no duties and receives payment solely for the purpose of reimbursement for medical or medically related expenses incurred by the Employee for the purpose of complying with applicable worker’s compensation, unemployment compensation or disability insurance laws.
Solely to the extent required by the Family and Medical Leave Act of 1993 (FMLA), an Employee shall be credited with Hours of Service while on a leave of absence protected under FMLA.
The same Hours of Service shall not be credited under more than one of the above clauses (a), (b) or (c); and each hour credited to an Employee under clause (a), (b) or (c) above shall be credited in accordance with Section 2530.200b‑2(b) and (c) of the U.S. Department of Labor’s Regulations, which hereby are incorporated by reference.
Hours of Service shall be credited for any individual considered an Employee under Section 414(n) or Section 414(o) of the Code and the related Regulations. Pursuant to Section 414(n)(4)(B) of the Code, Hours of Service shall be determined by taking into account any period for which an Employee would have been a leased employee as defined in Section 1.23 but for the fact that the Employee failed to perform services for the Employer on a substantially full-time basis for a period of at least one year.
1.33    Limitation Year. “Limitation Year” means the calendar year, unless otherwise selected by the Employer in a manner consistent with that described in Section 1.415(j)‑1 of the Regulations.
1.34    Matching Contribution Account. “Matching Contribution Account” means the Account to which are credited any Matching Contributions made on behalf of the Participant and earnings or losses on those contributions.

1.35    Matching Contributions. “Matching Contributions” means the amounts contributed on behalf of a Participant pursuant to Section 3.2.
1.36    Non-highly Compensated Employee. “Non-highly Compensated Employee” means an Employee who is not a Highly Compensated Employee.
1.37    Normal Retirement Age. “Normal Retirement Age” means the date the Participant attains age 65 and either completes five Years of Service or reaches the fifth anniversary of the date the Participant commenced participation in the Plan. Notwithstanding the above, in the case of a Participant who was first hired by the Employer before January 1, 1994, Normal Retirement Age means the date the Participant attains age 65.
1.38    Participant. “Participant” means any Participant participating in the Plan as provided in Article II or any former Employee whose participation has not ceased pursuant to Section 2.5.
1.39    Period of Service. “Period of Service” means a period of employment with the Employer determined under the following rules:
(a)    General Rule. An Employee’s Period of Service begins on his Employment Commencement Date or Reemployment Commencement Date and ends on his Severance Date subject to the Service Spanning rules in Section 1.39(b).
(b)    Service Spanning Rules. The Period of Service of an Employee who severs from service with the Employer by reason of retirement, quit or discharge, and who thereafter performs an Hour of Service within twelve months of his Severance Date shall include the intervening Period of Severance. The Period of Service of an Employee who severs from service by reason of retirement, quit or discharge occurring during an absence from service of twelve months or less which began for any reason other than retirement, quit or discharge, and who thereafter performs an Hour of Service within twelve months of the first day of such absence shall include the period intervening between his Severance Date and the date on which he again performs an Hour of Service.
(c)    Employment or Reemployment Commencement Date. An Employee’s Employment Commencement Date is the date on which an Employee is first credited with an Hour of Service. An Employee’s Reemployment Commencement Date is the date on which an Employee who has incurred a Period of Severance that is not taken into account as a Period of Service first performs an Hour of Service following such Period of Severance.
1.40    Period of Severance. “Period of Severance” means any period commencing on an Employee’s Severance Date except as provided in Section 1.50.
1.41    Plan. “Plan” means the Ingram Micro 401(k) Investment Savings Plan, as set forth herein and as amended from time to time.

1.42    Plan Year. “Plan Year” means the twelve (12) month period commencing on each January 1st on or after the Effective Date and ending on the next following December 31st.
1.43    QMAC. “QMAC” means a qualified matching contribution that (i) is made to the Plan pursuant to Section 3.8, and (ii) complies with the definition of qualified matching contribution set forth in Treasury Regulation Section 1.401(k)‑6.
1.44    QMAC Account. “QMAC Account” means the Account to which are credited QMACs made on behalf of a Participant and earnings or losses on those contributions.
1.45    QNEC. “QNEC” means a qualified nonelective contribution that (i) is made to the Plan pursuant to Section 3.5, and (ii) complies with the definition of qualified nonelective contribution set forth in Treasury Regulation Section 1.401(k)‑6.
1.46    QNEC Account. “QNEC Account” means the Account to which are credited QNECs made on behalf of a Participant and earnings or losses on those contributions.
1.47    Regulations. “Regulations” means the Treasury regulations issued under the Code or any other applicable law by the Internal Revenue Service and any proposed or temporary regulations or rules pending the issuance of such regulations.
1.48    Rollover Account. “Rollover Account” means the Participant’s Account to which is credited any Rollover Contribution made by the Participant and earnings or losses on that contribution.
1.49    Rollover Contribution. “Rollover Contribution” means a contribution made by a Participant pursuant to Section 3.4.
1.50    Severance Date. “Severance Date” means the earlier of (a) the date on which an Employee separates from service with the Employer by reason of his retirement, death, quit or discharge or (b) the first anniversary of the date on which the Employee begins an absence from active employment for any reason other than his retirement, death, quit or discharge. Solely for purposes of determining the extent of an Employee’s Period of Severance, the Severance Date of an Employee who is absent from work for more than twelve months due to the pregnancy of the Employee, the birth of a child of the Employee or the placement of a child with the Employee in connection with the adoption of the child by the Employee or for purposes of caring for that child immediately following the child’s birth or placement, shall be deemed to be the second anniversary of the first day of such absence. The period between the first and second anniversaries of the first day of such absence (or between the first anniversary and the date of the Employee’s return to active employment if he returns before the second anniversary) shall be neither a Period of Service nor a Period of Severance.

1.51    Severance from Employment. “Severance from Employment” means the termination of the Employee’s employment relationship with the Employer.
1.52    Spouse. “Spouse” means the person to whom a Participant is legally married on the earlier of (a) the date on which the Participant’s Account balances are distributed due to the Participant’s Severance from Employment, or (b) the Participant’s date of death.
1.53    Trust Agreement. “Trust Agreement” means the agreement entered into between the Company and the Trustee to carry out the purposes of the Plan.
1.54    Trust Fund. “Trust Fund” means the assets of the Plan held in trust by the Trustee in accordance with the Trust Agreement.
1.55    Trustee. “Trustee” means the trustee or trustees by whom the assets of the Plan are held in accordance with the Trust Agreement.
1.56    Valuation Date. “Valuation Date” means any business day on which the New York Stock Exchange is open for and conducting business, or any more frequent date designated by the Administrator or the Trustee.
1.57    Year of Service. “Year of Service” means a Period of Service of 365 days, with less than whole year Periods of Service aggregated on the basis of days. A Participant shall receive a credit for a day of service for each day for which he is credited with an Hour of Service. A day of service counted in one Year of Service shall not be included in another Year of Service.
Wherever used herein, the singular includes the plural and the masculine includes the feminine, unless the context clearly requires otherwise.

ARTICLE II

ELIGIBILITY AND PARTICIPATION
2.1    Eligibility
(a)    Each Eligible Employee who was a Participant in the Plan on December 31, 2012 shall continue to participate on the Effective Date.
(b)    Each other Eligible Employee shall be eligible to become a Participant on any Entry Date on or after the date on which he is first credited with an Hour of Service.
(c)    Notwithstanding the above, individuals who become Eligible Employees in connection with an acquisition of stock or assets of a trade or business, a merger, or a similar transaction, shall be eligible to become Participants as soon as administratively feasible following their Entry Dates. The Administrator shall determine such administratively feasible dates, provided that no such date shall be later than six months following the Entry Date of the affected Eligible Employees.
2.2    Beneficiary Designation
Each Participant may file a designation in accordance with procedures established by the Administrator naming as Beneficiary a person, persons or entity to receive benefits payable upon his death. A Participant may at any time revoke or change his Beneficiary designation by filing a new designation in accordance with procedures established by the Administrator. Any Beneficiary designation or revocation or change thereof naming as primary Beneficiary a person, persons or entity other than the Participant’s Spouse must be made with the written consent of the Participant’s Spouse acknowledging the effect of such designation, revocation or change and witnessed by a notary public. Written consent of the Participant’s Spouse shall not be required if it is established in accordance with procedures established by the Administrator and applied on a uniform and nondiscriminatory basis that there is no Spouse, the Spouse cannot be located or under other circumstances as may be prescribed in Regulations. If the Participant is unmarried and fails to designate a Beneficiary or the Beneficiary does not survive the Participant, the benefits payable upon the death of the Participant will be paid to the Participant’s estate.
2.3    Eligibility Upon Reemployment
Any person reemployed by an Employer as an Eligible Employee shall again be eligible to become a Participant as of his date of rehire.

2.4    Transferred Employees
(a)    A Participant who remains in the employ of the Employer but ceases to be an Eligible Employee shall continue to be a Participant and shall be credited with Hours of Service, but he shall not be eligible to have Before-Tax Contributions, After-Tax Contributions, Catch-up Contributions or Employer contributions made on his behalf for as long as his employment status is other than that of an Eligible Employee. Any Compensation of such a Participant while he has an employment status other than that of an Eligible Employee shall be disregarded for all Plan purposes.
(b)    If an Employee transfers from an employment status with an Employer other than as an Eligible Employee and thereby becomes an Eligible Employee, he shall be eligible to become a Participant and have Before-Tax, After-Tax Contributions, Catch-up Contributions and Employer contributions made on his behalf as of the next following Entry Date.
2.5    Termination of Participation
A Participant’s participation shall cease upon distribution to him of his entire vested Account or upon his death prior to such distribution.

ARTICLE III

CONTRIBUTIONS AND ALLOCATIONS
3.1    Employee Contributions
An Eligible Employee who meets the requirements of Section 2.1 may make Before-Tax Contributions and/or After-Tax Contributions in accordance with the respective provisions of this Section 3.1.
(a)    Before-Tax Contributions
(1)    An Eligible Employee who meets the requirements of Section 2.1 may, by advance notice in accordance with procedures prescribed by the Administrator, elect to have his subsequent Compensation reduced by means of payroll reduction as of any Entry Date and to have an equal amount contributed to the Plan on his behalf as Before-Tax Contributions. The reduction shall commence effective with the first payroll period that begins as soon as administratively practicable thereafter.
(2)    An Eligible Employee who is not a Highly Compensated Employee may elect to make Before-Tax Contributions of up to fifty percent (50%) of his Compensation, in one percent (1%) increments, reduced by the amount of any After-Tax Contributions made on his behalf pursuant to Section 3.1(b).
(3)    An Eligible Employee who is a Highly Compensated Employee may elect to make Before-Tax Contributions of up to the whole percentage of his Compensation designated as permissible by the Administrator, reduced by the amount of any After-Tax Contributions made on his behalf pursuant to Section 3.1(b). In no event shall the percentage so designated by the Administrator exceed the maximum percentage of Compensation that an Eligible Employee who is not a Highly Compensated Employee may elect to contribute for such Plan Year.
(4)    In no event will the Before-Tax Contributions made on behalf of a Participant exceed the dollar limit in effect under Section 402(g) of the Code, reduced by the amount of the Participant’s other Before-Tax Contributions made through the Employer for the calendar year.
(5)    The percentage of contributions designated by a Participant pursuant to Section 3.1(a) shall automatically apply to increases and decreases in his Compensation. A Participant may, in accordance with applicable administrative procedures, change the percentage of his Compensation to be contributed to the Plan as Before-Tax Contributions as of any Entry Date. The change shall commence effective with the first payroll period that begins as soon as administratively practicable thereafter. The changed percentage shall remain in effect until subsequently changed. Notwithstanding the above, the election change procedures adopted by the Administrator may include an annual increase or similar program which permits Participants to increase their contribution elections by predetermined percentage points on predetermined dates.
(6)    A Participant may, by giving advance notice in accordance with applicable administrative procedures, elect to suspend his Before-Tax Contributions at any time. The suspension shall commence effective with the next payroll period that begins as soon as administratively practicable thereafter. A Participant who has suspended his Before-Tax Contributions may, by giving advance notice in accordance with applicable administrative procedures, elect to resume making Before-Tax Contributions as of any Entry Date thereafter. The resumption shall commence effective with the first payroll period that begins as soon as administratively practicable thereafter.
(7)    A Before-Tax Contribution may be taken into account for purposes of determining the Actual Deferral Percentage only if each of the following requirements is satisfied: (1) the Before-Tax Contribution is allocated to the Participant’s Account as of a date within the Plan Year; and (2) the Before-Tax Contribution relates to Compensation that either (i) would have been received by the Participant in the Plan Year but for the Participant’s election to defer, or (ii) is attributable to services performed by the Participant in the Plan Year and, but for the Participant’s election to defer, would have been received by the Participant within two and one-half months after the close of the Plan Year. For purposes of (1), a Before-Tax Contribution is considered allocated as of a date within a Plan Year only if (i) the allocation is not contingent upon the Participant’s participation in the Plan or performance of services on any date subsequent to that date, and (ii) the Before-Tax Contribution is actually paid to the Trust no later than the end of the twelve month period immediately following the Plan Year to which the Before-Tax Contribution relates.
(8)    If Before-Tax Contributions are returned to the Employer under Section 3.12, the elections to reduce Compensation that were made by Participants on whose behalf those contributions were made shall be void retroactively to the beginning of the period for which returned contributions were made.
(9)    Except for occasional, bona fide administrative considerations, Before-Tax or Catch-Up Contributions made pursuant to a cash or deferred election by an Eligible Employee cannot precede the earlier of (1) the performance of services relating to the contribution or (2) the date the Compensation that is subject to the election would be currently available to the Eligible Employee in the absence of an election to defer.

(b)    After-Tax Contributions
(1)    An Eligible Employee who meets the requirements of Section 2.1 may, by advance notice in accordance with procedures prescribed by the Administrator, elect to contribute After-Tax Contributions to the Plan by means of payroll deduction as of any Entry Date.
(2)    An Eligible Employee who is not a Highly Compensated Employee may elect to make After-Tax Contributions of up to fifty percent (50%) of his Compensation, in one percent (1%) increments, reduced by the amount of any Before-Tax Contributions made on his behalf pursuant to Section 3.1(a).
(3)    An Eligible Employee who is a Highly Compensated Employee may elect to make After-Tax Contributions of up to the whole percentage of his Compensation designated as permissible by the Administrator, reduced by the amount of any Before-Tax Contributions made on his behalf pursuant to Section 3.1(a). In no event shall the percentage so designated by the Administrator exceed the maximum percentage of Compensation that an Eligible Employee who is not a Highly Compensated Employee may elect to contribute for such Plan Year.
3.2    Employer Contributions
The Employer may make a Matching Contribution for each Participant who makes Before-Tax Contributions and/or After-Tax Contributions for the payroll period equal to fifty percent (50%) of the Participant’s Before-Tax Contributions and/or After-Tax Contributions for the payroll period not exceeding five percent (5%) of the Participant’s Compensation for the payroll period. Matching Contributions shall not be made on account of Catch-Up Contributions.
For purposes of determining the Matching Contribution, if any, for a Plan Year, any amounts paid under the Annual Incentive Award Program and the Long-Term Executive Cash Incentive Award Program shall be excluded from Compensation.
The Employer shall determine, in its absolute discretion, whether Matching Contributions shall be made for any particular period of time. The Employer is not required to contribute Matching Contributions for any period of time.
Notwithstanding the foregoing, the Employer may discontinue Matching Contributions for Participants who are Highly Compensated Employees if it is determined that continuation of such contributions in accordance with this Section 3.2 might cause the Plan to exceed the limitations of Section 401(m) of the Code and Section 3.8 of the Plan. The Employer, in its discretion, may make additional Matching Contributions with respect to Participants who are Non-highly Compensated Employees in the event such contributions are necessary to pass the Actual Contribution Percentage Test in Section 3.8.

3.3    Catch-Up Contributions
Each Participant who has attained age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions of up to twenty-five (25%) of Compensation in accordance with, and subject to, the limitations of Section 414(v) of the Code. Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of making such Catch-Up Contributions.
3.4    Rollover Contributions
(a)    An Eligible Employee may, by notice received by the Administrator and under such terms and conditions as the Administrator shall determine, make a Rollover Contribution to the Plan and Trust Fund. The Administrator may require the individual to submit such evidence and documentation as the Administrator determines necessary to be assured that the proposed contribution qualifies as a Rollover Contribution.
A Rollover Contribution is (1) a distribution of an “eligible rollover distribution” (as defined in Section 402(c)(4) of the Code) from a qualified plan described in Section 401(a) or 403(a) of the Code, an annuity contract described in Section 403(b) of the Code or an eligible plan under Section 457(b) of the Code which is maintained by a state political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state, (2) a distribution from an individual retirement account or individual retirement annuity described in Section 408 of the Code that is eligible to be rolled over and would otherwise be includible as gross income, or (3) a direct rollover of an eligible rollover distribution from (i) a qualified plan described in Section 401(a) or 403(a) of the Code excluding after-tax employee contributions, (ii) an annuity contract described in Section 403(b) of the Code excluding after-tax employee contributions, or (iii) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state of political subdivision of a State. Section 402(c)(9) shall apply in determining whether a distribution is a Rollover Contribution for purposes of Section 3.4.
(b)    A distribution described in (a)(1) or (2) above must be received by the Trust Fund on or before the 60th day following the Employee’s receipt of the distribution from the distributing plan or contract.
(c)    The amount received pursuant to this Section 3.4 shall be transferred to the Trust Fund and credited to a separate Rollover Contribution Account maintained by the Administrator for the Employee in accordance with Article IV herein.

3.5    Actual Deferral Percentage Test
(a)    For the Plan Year, the Average Actual Deferral Percentage for the group of all Highly Compensated Employees who are Eligible Employees must satisfy at least one of the following tests:
(1)    The Average Actual Deferral Percentage for said group of Highly Compensated Employees for that Plan Year shall not be more than the Average Actual Deferral Percentage for the group of Non-highly Compensated Employees who were Eligible Employees for the same Plan Year multiplied by 1.25; or
(2)    The Average Actual Deferral Percentage for said group of Highly Compensated Employees for that Plan Year shall not exceed two (2) percentage points more than the Average Actual Deferral Percentage for the group of Non-highly Compensated Employees who were Eligible Employees for the same Plan Year, and the Average Actual Deferral Percentage for said group of Highly Compensated Employees for that Plan Year shall not be more than the Average Actual Deferral Percentage for the group of Non-highly Compensated Employees who were Eligible Employees for the same Plan Year multiplied by 2.
(b)    If Before-Tax Contributions are made to the Plan for a Plan Year for a Highly Compensated Employee who is eligible to have salary reduction contributions allocated to his account under another plan maintained by the Employer that provides a cash or deferred arrangement described in Section 401(k) of the Code, the Actual Deferral Percentage of that Highly Compensated Employee shall be calculated as if all such other plans are part of the Plan. If a Highly Compensated Employee participates in two (2) or more cash or deferred arrangements that are part of plans that have different plan years, all Before-Tax Contributions made during the Plan Year being tested shall be aggregated, without regard to the plan years of the other plans. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Regulation Section 1.401(k)‑1(b)(4).
(c)    If the Plan satisfies the requirements of Section 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more plans satisfy the requirements of such sections of the Code only if aggregated with the Plan, this Section 3.5 shall be applied by determining the Actual Deferral Percentages of Employees as if all such plans were a single plan. However, plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same plan year.
(d)    For the purposes of satisfying the requirements of Section 401(k), 401(a)(4) or 410(b) of the Code, the Plan may be disaggregated into two or more plans or the Plan may be aggregated with one or more other plans, to the extent permitted by Sections 401(k), 401(a)(4) and 410(b) of the Code and the Regulations thereunder.

(e)    For purposes of determining the Actual Deferral Percentage, Before-Tax Contributions must be made before the last day of the twelve (12) consecutive month period immediately following the Plan Year to which those contributions relate.
(f)    To enable the Plan to satisfy the test described in Section 3.5(a), the Employer may elect to make a QNEC to the Plan for each Plan Year in an amount, if any, that the Employer, in its sole discretion, determines. All QNECs will be one hundred percent (100%) vested and subject to the distribution requirements applicable to Before-Tax Contributions as described in Section 401(k)‑1(d) of the Treasury Regulations. QNECs will be allocated to the Participant’s QNEC Account as of the end of the Plan Year with respect to which the QNEC is made. QNECs will be paid to the Trustee after such contribution is authorized by the Employer but no later than twelve (12) months after the end of the Plan Year in which such contribution is allocated.
(g)    Notwithstanding the above, a QNEC cannot be taken into account in determining the Actual Deferral Percentage of an Eligible Employee who is a Non-highly Compensated Employee for the Plan Year to the extent that the QNEC exceeds the product of the Eligible Employee’s Compensation and the greater of five percent (5%) or two (2) times the Plan’s “representative contribution rate.” Any QNEC taken into account under an actual contribution percentage test under Regulation Section 1.401(m)‑2(a)(6) (including the determination of the representative contribution rate for purposes of Regulation Section 1.401(m)‑2(a)(6)(v)(B)) is not permitted to be taken into account for purposes of Section 3.5 including the determination of the “representative contribution rate” for purposes of subsection (1) below. For purposes of this Section:
(1)    The Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any Eligible Employee who is a Non-highly Compensated Employee among a group of eligible Non-highly Compensated Employees that consists of half of all eligible Non-highly Compensated Employees for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any Non-highly Compensated Employee who is an Eligible Employee or who is in the group of all Eligible Employees who are Non-highly Compensated Employees for the Plan Year and who is employed by the Employer on the last day of the Plan Year), and
(2)    The “applicable contribution rate” for a Non-highly Compensated Employee who is an Eligible Employee is the sum of the QMACs taken into account in determining the Actual Deferral Percentage for the Eligible Employee for the Plan Year and the QNECs for the Eligible Employee for the Plan Year, divided by the Eligible Employee’s Compensation for the same period.
A QMAC may only be used to calculate an Actual Deferral Percentage to the extent that such QMAC is a matching contribution that is not precluded from being taken into account under Section 3.8 of the Plan for the Plan Year under the rules of Regulation Section 1.401(m)-2(a)(5)(ii).

(h)    Notwithstanding the above, QNECs and QMACs cannot be taken into account to determine an Actual Deferral Percentage to the extent such contributions are taken into account for purposes of satisfying any other actual deferral percentage test, actual contribution percentage test, or the requirements of Regulation Section 1.401(k)‑3, 1.401(m)‑3, or 1.401(k)‑4.
3.6    Reductions During Plan Year
If, during the Plan Year, the Administrator determines that the Actual Deferral Percentage test provided in Section 3.5 is not met at the time of its review or would not be met if part or all of Before-Tax Contributions continue to be made on behalf of Participants who are Highly Compensated Employees, the Administrator, in its sole discretion, may reduce the rate (to zero (0) if necessary) of Before-Tax Contributions that would have been made during the remainder of the Plan Year. The Administrator may, in its sole and absolute discretion, limit or discontinue the Before-Tax Contributions of Highly Compensated Employees to comply with the contribution limits set forth herein.
3.7    Return or Recharacterization of Excess Contributions After End of Plan Year
(a)    If, after the last day of the Plan Year, the Administrator determines that the Average Actual Deferral Percentage requirements of Section 3.5 have not been satisfied, the Administrator, within two and one-half (2½) months after the end of the Plan Year (but not later than the last day of the next Plan Year), shall distribute the Excess Contributions, adjusted for any income or loss, to all affected Participants who are Highly Compensated Employees. The Administrator shall calculate any Excess Contributions after determining the amount of Excess Deferrals pursuant to Section 3.10. The amount of Excess Contributions to be distributed shall be reduced by any Excess Deferrals previously distributed to the Participant for the tax year ending with or within the Plan Year. The amount of Excess Deferrals to be distributed for a tax year shall be reduced by any Excess Contributions previously distributed for the Plan Year beginning with or within the Participant’s tax year.
(b)    Distributions of Excess Contributions must be adjusted for the income (gain or loss) allocable to the Excess Contributions for the Plan Year for which such Excess Contributions were made, and shall not include any gain or loss after such Plan Year. The Administrator has the discretion to determine and allocate income using any of the methods set forth below:
(1)    The Administrator may use any reasonable method for computing the income allocable to Excess Contributions, provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant Accounts.
(2)    The Administrator may allocate income to Excess Contributions for the Plan Year by multiplying the income for the Plan Year allocable to the Before-Tax Contributions and other amounts taken into account under Section 3.5 of the Plan, by a fraction, the numerator of which is the Excess Contributions for the Participant for the Plan Year, and the denominator of which is the sum of the:
(A)    The Account balance attributable to Before-Tax Contributions and other amounts taken into account under Section 3.5 of the Plan as of the beginning of the Plan Year, and
(B)    Any additional amount of such contributions made for the Plan Year.
(c)    The amount of Excess Contributions for Highly Compensated Employees shall be determined as provided in this paragraph. First, the Actual Deferral Percentage of the Highly Compensated Employee with the highest such Percentage will be reduced to the extent necessary to satisfy the Actual Deferral Percentage test or cause the percentage for that Highly Compensated Employee to equal the percentage for the Highly Compensated Employee with the next highest such Percentage. Second, this process will be repeated until the Actual Deferral Percentage test is satisfied. The total of such Excess Contributions shall then be distributed to Highly Compensated Employees in descending order commencing with the Highly Compensated Employee with the highest dollar amount of Before-Tax Contributions and other contributions to be distributed in order to satisfy the Actual Deferral Percentage test, consistent with the provisions of Notice 97‑2 issued by the Internal Revenue Service.
(d)    Excess Contributions distributed to Participants in accordance with this Section 3.7 shall be distributed in the following order: (1) from the Participant’s Before-Tax Contribution Account, to the extent such Contributions are not subject to Matching Contributions, and (2) from the Participant’s Before-Tax Contribution Account, to the extent such contributions are subject to Matching Contributions. If Excess Contributions are distributed to Participants in accordance with this Section 3.7, the Participant shall immediately forfeit all Matching Contributions that were made to match such distributed Excess Contributions.
(e)    For purposes of this Section 3.7, Excess Contributions means Before-Tax Contributions in excess of the Actual Deferral Percentage limit as described in Section 401(k)(8)(B) of the Code.
(f)    A Participant may elect to treat his or her Excess Contributions as an amount distributed to the Participant and then contributed by the Participant to the Plan as an After-Tax Contribution. Such recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Before-Tax Contributions. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount in combination with other Participant contributions made by that Employee under all plans maintained by the Employer would exceed any stated limit under the Plan for Participant contributions. Excess Contributions may not be recharacterized under this paragraph any later than 2½ months after the last day of the Plan Year in which the Excess Contributions arise. Recharacterization will be deemed to occur on the date the last Highly Compensated Employee is informed in writing of the amount to be recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the Participant’s tax year in which the Participant would have received such amounts in cash.
3.8    Actual Contribution Percentage Test
(a)    For the Plan Year, the Average Contribution Percentage for the group of all Highly Compensated Employees who are Eligible Employees must satisfy at least one of the following tests:
(1)The Average Contribution Percentage for said group of Highly Compensated Employees for that Plan Year shall not be more than the Average Contribution Percentage for the group of Non-highly Compensated Employees who were Eligible Employees for the same Plan Year multiplied by 1.25; or
(2)The Average Contribution Percentage for said group of Highly Compensated Employees for that Plan Year shall not exceed 2 percentage points more than the Average Contribution Percentage for the group of Non-highly Compensated Employees who were Eligible Employees for the same Plan Year, and the Average Contribution Percentage for said group of Highly Compensated Employees for that Plan Year shall not be more than the Average Contribution Percentage for the group of Non-highly Compensated Employees who were Eligible Employees for the same Plan Year multiplied by 2.
(b)    The Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have matching contributions or after-tax contributions allocated to his account under two (2) or more plans described in Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by the same Employer, shall be determined as if the total of such contributions was made under each plan and arrangement. If a Highly Compensated Employee participates in two (2) or more such plans or arrangements that have different plan years, all matching contributions and after-tax contributions made during the Plan Year being tested under all such plans and arrangements shall be aggregated, without regard to the plan years of the other plans. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Regulation Section 1.401(m)‑1(b)(4).
(c)    If the Plan satisfies the requirements of Sections 401(m), 401(a)(4) and 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with the Plan, this Section shall be applied by determining the Contribution Percentages of Employees as if all such plans were a single plan. However, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same plan years.
(d)    For the purposes of satisfying the requirements of Section 401(m), 401(a)(4) or 410(b) of the Code, the Plan may be disaggregated into two or more plans or the Plan may be aggregated with one or more other plans, to the extent permitted by Sections 401(m), 401(a)(4) and 410(b) of the Code and the Regulations thereunder.
(e)    For purposes of determining the Contribution Percentage, (i) After-Tax Contributions are considered to have been made in the Plan Year as of which they are contributed to the Trust Fund and (ii) Matching Contributions will be considered made for a Plan Year if made before the last day of the twelve (12) consecutive month period immediately following the Plan Year to which those contributions relate.
(f)    To enable the Plan to satisfy the test described in Section 3.8(a), the Employer may elect to make a QMAC to the Plan for each Plan Year in an amount, if any, as determined by the Employer in its sole discretion. All QMACs made pursuant to this Section 3.8(f) will be one hundred percent (100%) vested and subject to the distribution requirements applicable to Before-Tax Contributions as described in Section 1.401(k)-1(d) of the Treasury Regulations. QMACs will be allocated to the Participant’s QMAC Account as of the end of the Plan Year with respect to which the QMAC is made. QMACs will be paid to the Trustee after such contribution is authorized by the Employer, but no later than twelve (12) months after the end of the Plan Year in which such contribution is allocated.
(g)    Notwithstanding the above, a Matching Contribution for a Plan Year cannot be taken into account under Section 3.8 of the Plan for any Eligible Employee who is a Non-highly Compensated Employee to the extent it exceeds the greatest of:
(1)    Five percent (5%) of the Eligible Employee’s Compensation for the Plan Year;
(2)    The sum of the Eligible Employee’s Before-Tax Contributions and After-Tax Contributions for the Plan Year; and
(3)    The product of two (2) times the Plan’s “representative matching rate” and the Eligible Employee’s total Before-Tax Contributions and After-Tax Contributions for the Plan Year.
The Plan’s “representative matching rate” is the lowest “matching rate” for any Eligible Employee who is a Non-highly Compensated Employee among a group of Eligible Employees who are Non-highly Compensated Employees that consists of half of all Eligible Employees who are Non-highly Compensated Employees for the Plan Year who make Before-Tax

Contributions and/or After-Tax Contributions (or, if greater, the lowest “matching rate” for all Eligible Employees who are Non-highly Compensated Employees, who are employed by the Employer on the last day of the Plan Year, and who make Before-Tax Contributions and/or After-Tax Contributions for the Plan Year).
The “matching rate” for an Employee generally is the amount of Matching Contributions made for such Employee divided by the sum of the Employee’s Before-Tax Contributions and After-Tax Contributions for the Plan Year. If the matching rate is not the same for all levels of Before-Tax Contributions and After-Tax Contributions made by an Employee, the Employee’s “matching rate” is determined assuming that an Employee’s Before-Tax Contributions and After-Tax Contributions equal six percent (6%) of Compensation.
(h)    QNECs cannot be taken into account under Section 3.8 of the Plan for a Plan Year for any Eligible Employee who is a Non-highly Compensated Employee to the extent such contributions exceed the product of that Employee’s Compensation and the greater of five percent (5%) or two (2) times the Plan’s “representative contribution rate.” Any QNEC taken into account under Section 3.5 of the Plan (including the determination of the “representative contribution rate” for purposes of Regulation Section 1.401(k)-2(a)(6)(iv)(B)) is not permitted to be taken into account for purposes of this Section, including the determination of the “representative contribution rate” for purposes of subsection (1) below. For purposes of this Section:
(1)    The Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any Eligible Employee who is a Non-highly Compensated Employee among a group of eligible Non-highly Compensated Employees that consists of half of all eligible Non-highly Compensated Employees for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any eligible Non-highly Compensated Employee who is in the group of all Eligible Non-highly Compensated Employees for the Plan Year and who is employed by the Employer on the last day of the Plan Year), and
(2)    The “applicable contribution rate” for any Eligible Employee who is a Non-highly Compensated Employee is the sum of the matching contributions (as defined in Regulation Section 1.401(m)-1(a)(2)) taken into account in determining the Contribution Percentage for the eligible Non-highly Compensated Employee for the Plan Year and the QNECs made for that Employee for the Plan Year, divided by the Employee’s Compensation for the Plan Year.
3.9    Return of Excess Aggregate Contributions
(a)    If, after the last day of the Plan Year, the Administrator determines that the Average Contribution Percentage requirements of Section 3.8 have not been satisfied, the Administrator, within two and one-half (2½) months after the end of the Plan Year (but not later than the last day of the next Plan Year), shall first cause to be forfeited, if forfeitable, or if not forfeitable, distribute the Excess Aggregate Contributions, adjusted for any income or loss, to all affected Participants who are Highly Compensated Employees. The Administrator shall calculate any Excess Aggregate Contributions after determining the amount of Excess Deferrals pursuant to Section 3.10 and the amount of Excess Contributions pursuant to Section 3.7.
(b)    Distributions of Excess Aggregate Contributions must be adjusted for the income (gain or loss) allocable to the Excess Aggregate Contributions for the Plan Year for which such Excess Aggregate Contributions were made, and shall not include any gain or loss after such Plan Year. “Income” shall be determined and allocated in accordance with the provisions of Section 3.7(b), except that such Section shall be applied by replacing “Excess Contributions” with “Excess Aggregate Contributions” and by replacing amounts taken into account under Section 3.8(a) of the Plan for amounts taken into account under Section 3.5(a) of the Plan.
(c)    The amount of Excess Aggregate Contributions for Highly Compensated Employees shall be determined as provided in this Section 3.9. First, the Contribution Percentage of the Highly Compensated Employee with the highest such Percentage will be reduced to the extent necessary to satisfy the Contribution Percentage test or cause the percentage for that Highly Compensated Employee to equal the percentage for the Highly Compensated Employee with the next highest such Percentage. Second, this process will be repeated until the Contribution Percentage test is satisfied. The total of such Excess Aggregate Contributions to be distributed shall then be distributed to Highly Compensated Employees in descending order commencing with the Highly Compensated Employee with the highest dollar amount of Excess Aggregate Contributions and other contributions to be distributed in order to satisfy the Contribution Percentage test, consistent with the provisions of Notice 97‑2 issued by the Internal Revenue Service.
(d)    Excess Aggregate Contributions forfeited in accordance with this Section 3.9 shall be treated as Annual Additions under Section 3.11 and shall be applied to reduce subsequent Matching Contributions.
(e)    Excess Aggregate Contributions distributed to Participants in accordance with this Section 3.9 shall be distributed in the following order: (1) from the Participant’s After-Tax Contribution Account, and (2) from the Participant’s Matching Contribution Account.
3.10    Distribution of Excess Deferrals
(a)    A Participant may state a claim for the return of Excess Deferrals and such Excess Deferrals, adjusted for any income or loss, shall be distributed if administratively practicable no later than the April 15th following the calendar year for which such allocable Excess Deferrals are made. The Participant’s claim shall be made in accordance with procedures established by the Administrator, shall be submitted to the Administrator no later than March 1st (or as late as April 14 if allowed by the Administrator), shall specify the Participant’s Excess Deferrals for the preceding calendar year, and shall be accompanied by the Participant’s statement that such amounts, if not distributed, will constitute Excess Deferrals.
(b)    The income or loss allocable to Excess Deferrals for the Plan Year shall be determined by multiplying the income or loss allocable to the Participant’s Before-Tax Contributions for the Plan Year by a fraction, the numerator of which is the Excess Deferrals on behalf of the Participant for the Plan Year and the denominator of which is the Participant’s Account attributable to Before-Tax Contributions on the last day of the Plan Year, without regard to any income or loss during the Plan Year. No income or loss shall be attributable to the period between the end of the Plan Year and the date of the distribution.
(c)    If Excess Deferrals have previously been distributed within the Plan Year, the Plan shall offset such distribution from the amount of the Participant’s Excess Contributions, if any, to be distributed for such Plan Year. In addition, the amount of Excess Deferrals that may be distributed for a Participant by the Plan for a Plan Year shall be reduced by the amount of Excess Contributions previously distributed.
(d)    Excess Deferrals are Before-Tax Contributions in excess of the limit imposed by Section 402(g) of the Code.
(e)    Excess Deferrals shall be taken first from unmatched Before-Tax Contributions and then from matched Before-Tax Contributions. Any Matching Contributions attributable to refunded Excess Deferrals, adjusted for investment gain or loss, shall be forfeited and used in the manner described in Section 6.3.
3.11    Maximum Annual Additions
(a)    Notwithstanding anything to the contrary contained in this Plan, the total Annual Additions made on behalf of a Participant for any year will not exceed the limits imposed by Section 415 of the Code, as such limits may be adjusted from time to time. If Annual Additions on behalf of a Participant are allocated under this Plan and under another defined contribution plan, Annual Additions that must be restricted to comply with Section 415 of the Code shall first be restricted under the other plan. For purposes of this Plan, all provisions of Code Section 415 are hereby incorporated by reference.
(b)    Except to the extent permitted under Section 3.3 of the Plan and Section 414(v) of the Code (regarding catch-up contributions), the Annual Additions that may be contributed or allocated to a Participant’s Account under the Plan for any Limitation Year shall not exceed the lesser of: (i) $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or (ii) 100 percent of the Participant’s Compensation, within the meaning of Section 415(c)(3) of the Code, for the Limitation Year.

The compensation limitation expressed as a percentage in clause (ii) of the preceding paragraph shall not apply to an individual medical benefit account within the meaning of Section 415(1) of the Code or a post-retirement medical benefits account for a key employee within the meaning of Section 419A(d)(1) of the Code.
(c)    For purposes of this Section 3.11, “Annual Addition” means the amount allocated to a Participant’s Account during the Limitation Year that constitutes: Employer contributions; and Employee contributions; and forfeitures; and amounts described in Sections 415(l)(2) (medical accounts in pension or annuity plan), 419A(d)(3) (post-retirement medical benefits), or 419(e) (welfare benefit fund) of the Code.
(1)    Contributions do not fail to be Annual Additions merely because they are Excess Contributions (as defined in Section 1.28 of the Plan) or Excess Aggregate Contributions (as defined in Section 1.27 of the Plan), or merely because such Excess Contributions or Excess Aggregate Contributions are corrected through distribution. Mandatory employee contributions to a defined benefit plan are treated as contributions to a defined contribution plan. Annual Additions provided to an alternate payee (as defined in Code Section 414(p)(8)) of a Participant pursuant to a qualified domestic relations order (as defined in Code Section 414(p)(1)(A)) are treated as if they were provided to the Participant for purposes of applying the limitations of Code Section 415.
(2)    For the purpose of determining Annual Additions, Employee contributions shall not include any rollover contributions (as defined in Section 402(c), 403(a)(4), or 403(b)(8) of the Code), or any Employee contributions to a simplified employee pension allowable as a deduction under Section 219(a) of the Code. Annual Additions do not include the restoration of an Employee’s Account balance resulting from the Employee’s repayment of a prior distribution in accordance with Section 6.4(c) of the Plan. Annual Additions do not include repayments on Participant loans, or Excess Deferrals that are distributed in accordance with Section 3.10 of the Plan.
(d)    For purposes of Code Section 415, all defined contribution plans ever maintained by the Employer or a predecessor employer, whether terminated or not, under which the Participant receives Annual Additions shall be treated as a single plan.
(e)    In the event an Employer is a member of a group of employers which constitutes either a controlled group of corporations, as defined at Section 414(b) of the Code (as modified by Section 415(h) of the Code), a group of trades or businesses (whether or not incorporated) under common control as defined at Section 414(c) of the Code (as modified by Section 415(h) of the Code), an affiliated service group as defined at Section 414(m) of the Code, or any other entity required to be aggregated with the Employer pursuant to Section 414(o) of said Code, all such Employers shall be considered a single Employer for purposes of applying the limitations under Section 415 of said Code, as set forth in this Section 3.11. Furthermore, contributions made for a Participant are aggregated to the extent applicable under Section 414(n) of the Code.
(f)    In the event the limitation on Annual Additions established under this Section 3.11 is exceeded for any Limitation Year, any correction method permitted by the Employee Plans Compliance Resolution System published by the Internal Revenue Service may be utilized. As of the date this Amendment is adopted, such a correction shall be administered as follows:
(1)    The Plan shall distribute to the Participant a refund of After-Tax Contributions (and, to the extent required by the Code, gains attributable to those After-Tax Contributions), to the extent that the distribution would reduce the excess amounts in the Participant’s Account. These distributed amounts are disregarded for purposes of the actual contribution percentage test of Code Section 401(m)(2), and the actual deferral percentage test of Code Section 401(k)(3);
(2)    The Plan shall distribute to the Participant Elective Deferrals, and gains attributable to those Elective Deferrals, to the extent that the distribution would reduce the excess amounts in the Participant’s Account. These distributed amounts are treated as Excess Elective Deferrals pursuant to Section 3.10 herein, and are disregarded for purposes of Code Section 402(g), the actual deferral percentage test of Code Section 401(k)(3), and the actual contribution percentage test of Code Section 401(m)(2);
(3)    If, after the distributions provided in subparagraphs (1) and (2) are made, a Participant still has excess Annual Additions in any Limitation Year, the excess amounts shall be taken from Matching Contributions in the Participant’s Account and shall be held in an unallocated account to which investment gains or losses shall be credited. The funds in the unallocated account shall thereafter be allocated to the Accounts of the Participants in accordance with the provisions of Section 3.2 and no additional contributions shall be made by an Employer until all such funds held in such unallocated account have been allocated in full.
(g)    For purposes of applying the limitations of Code Section 415, “Compensation” shall mean wages as defined in Section 3401(a) of the Code and all other payments of compensation to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Sections 6041(d) and 6051(a)(3) of the Code (wages, tips and other compensation box on form W-2), determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).
Notwithstanding the foregoing, Compensation for purposes of Section 415 of the Code shall include any amount that would be wages under the preceding paragraph but for an election under Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b).
Compensation for purposes of this Section 3.11 of the Plan includes an amount that is excludable from the income of a Participant under Code Section 106 that is not available to the Participant in cash in lieu of group health coverage under a Code Section 125 arrangement solely because the Participant is unable to certify that the Participant has other health coverage. Such an amount will be treated as Compensation only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.
(h)    Compensation for purposes of Section 415 of the Code means Compensation as defined in Section 3.11(g), which is paid during the Limitation Year and prior to severance from employment with the Employer unless provided otherwise below. For this purpose, amounts that are made available to an Employee (or, if earlier, includible in the gross income of the Employee) are treated as being paid to the Employee.
(1)    Notwithstanding the above, Section 415 Compensation for a Limitation Year includes amounts earned during that Limitation Year but not paid during that Limitation Year solely because of the timing of pay periods and pay dates if (a) such amounts are paid during the first few weeks of the next Limitation Year, (b) such amounts are included on a uniform and consistent basis with respect to all similarly situated Employees, and (c) no Section 415 Compensation is included in more than one Limitation Year.
(2)    Section 415 Compensation includes the following amounts paid after the Employee’s severance from employment with the Employer, provided such amounts are paid by the later of 2½ months after severance from employment with the Employer or the end of the Limitation Year that includes the date of severance from employment with the Employer and are includible in the Employee’s gross income:
(A)    Regular compensation for services during the Employee’s regular working hours, or compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments that would have been paid to the Employee prior to a severance from employment if the Employee had continued in employment with the Employer;
(B)    Payment for unused accrued bona fide sick, vacation, or other leave, but only if the Employee would have been able to use the leave if employment had continued; and
(C)    Payment received by an Employee pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Employee at the same time if the Employee had continued in employment with the Employer.

(3)    Any payment that is not described in paragraph (1) or (2), above, is not considered Section 415 Compensation if paid after severance from employment with the Employer, even if it is paid within the time period described in paragraph (2). Thus, Section 415 Compensation does not include severance pay, or parachute payments within the meaning of Code Section 280G(b)(2), if they are paid after severance from employment with the Employer, and does not include post-severance payments under a nonqualified unfunded deferred compensation plan unless the payments would have been paid at that time without regard to the severance from employment.
(i)    If an Employer contributes to an Employee’s Account with respect to a prior Limitation Year due to the Employee’s qualified military service, in accordance with Section 3.13, such contribution is not considered an Annual Addition for the Limitation Year in which the contribution is made, but is considered an Annual Addition for the Limitation Year to which the contribution relates.
(j)    The dollar amounts under the foregoing limits shall automatically adjust annually for increases in the cost of living in accordance with Treasury Department Regulations, as provided in Section 415(d) of the Code.
(k)    The annual Compensation of each Participant taken into account for any Limitation Year shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the Limitation Year that begins with or within such calendar year.

3.12    Return of Contributions to Employer
(a)    If all or part of the Employer’s contributions hereunder are conditioned upon their deductibility under Section 404 of the Code and the deduction for all or any part of such contributions to the Plan is disallowed by the Internal Revenue Service, the portion of the contributions to which such disallowance applies shall be returned to the Employer without interest, but reduced by any investment loss attributable to those contributions. The return shall be made as soon as practicable within one (1) year after the disallowance. All Contributions to the Plan are conditioned on their deductibility.
(b)    If a contribution is made due to a mistake of fact, the Employer may require the Trustee to return the contribution, without interest but reduced by any investment loss allocable to the contribution. The return shall be made as soon as practicable within one (1) year after the date the contribution was made.
(c)    If, upon termination of the Plan, there remain Trust assets held in suspense accounts, the Trustee shall return such assets to the Employer. Notwithstanding the foregoing, the Employer may elect to reallocate the assets held in suspense accounts to those Employees who are Participants under the Plan as of the date of termination of the Plan in proportion to their Compensation.
3.13    Rights of Reemployed Veterans
In accordance with Section 13.15, a Reemployed Veteran shall be entitled to the restoration of certain benefits under the Plan that would have accrued, or that he or she would have received, under the Plan but for his or her absence from the employ of the Employer due to Qualified Military Service. A Reemployed Veteran is defined as an Employee who left the employ of the Employer to perform service in the Armed Services of the United States, and subsequently was reemployed by the Employer pursuant to the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”). ‘Qualified Military Service’ is defined as service in the uniformed services (as defined in chapter 43 of title 38, United States Code) performed by the Reemployed Veteran whose entitlement to reemployment rights pursuant to USERRA arose with respect to such service.
(a)    Crediting of Period of Qualified Military Service
To the extent required by USERRA and Section 414(u) of the Code, the Reemployed Veteran, for all purposes under the Plan, shall be credited Hours of Service for his or her absence from the employ of the Employer due to Qualified Military Service, in accordance with the regulations or other rules provided by the Internal Revenue Service.
(b)    “Make-Up” Contributions

To the extent required by USERRA and Section 414(u) of the Code, the Reemployed Veteran shall be permitted to make additional contributions and receive related Matching Contributions during the period which (1) begins on the Reemployed Veteran’s date of reemployment with the Employer, and (2) has the same length as the lesser of: (i) the period of Qualified Military Service multiplied by 3, or (ii) five (5) years.
The maximum amount of additional contributions that the Reemployed Veteran is permitted to make is the maximum amount of such contributions that the Reemployed Veteran would have been permitted to make had he or she continued to be employed by the Employer during the period of Qualified Military Service and received Compensation. Compensation for purposes of this Section 3.13 shall be based on the rate of pay that the Reemployed Veteran would have received during the period of Qualified Military Service had he remained employed by the Employer. If such rate of pay was not reasonably certain, such Compensation shall be based on the Reemployed Veteran’s average Compensation from the Employer during (1) the twelve (12) month period immediately before the Qualified Military Service, or (2) if shorter, the period of employment immediately before the Qualified Military Service.
If any contribution is made by an Employer or an Employee under the Plan with respect to an Employee whose reemployment is governed by USERRA:
(1)Such contribution shall not be subject to any otherwise applicable limitation contained in Section 402(g), 402(h), 403(b), 404(a), 404(h), 408, 415 or 457 of the Code and shall not be taken into account in applying such limitations to other contributions or benefits under such plan or any other plan, with respect to the year in which the contribution is made;
(2)Such contribution shall be subject to the limitations referred to in (1) above with respect to the year to which the contribution relates (in accordance with rules prescribed by the Secretary of the Treasury); and
(3)The Plan shall not be treated as failing to meet the requirements of Section 401(a)(4), 401(a)(26), 401(k)(3), 401(k)(11), 401(k)(12), 401(m), 403(b)(12), 408(k)(3), 408(k)(6), 408(p), 410(b) or 416 of the Code by reason of the making of (or the right to make) such contribution.
3.14    Early Participation Testing Rule
If the Employer elects to apply Section 410(b)(4)(B) of the Code in determining whether the Plan satisfies the requirements of Section 410(b) of the Code, the Employer may, in determining whether the Plan meets the requirements of Section 3.5 and/or Section 3.8 exclude from consideration all Eligible Employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code.

ARTICLE IV

MAINTENANCE AND VALUATION OF ACCOUNTS
4.1    Maintenance of Accounts
A separate After-Tax Contribution Account, Before-Tax Contribution Account, Catch-Up Contribution Account, Matching Contribution Account, and if necessary, QMAC Account, QNEC Account and Rollover Contribution Account shall be maintained for each Participant as well as any other accounts or subaccounts as the Administrator deems necessary or desirable.
4.2    Valuation of Accounts
As of each Valuation Date, the Accounts of each Participant shall be adjusted to reflect contributions, withdrawals, distributions, income earned or accrued, expenses paid from the assets of the Plan and any increase or decrease in the fair market value of the assets of the Plan since the preceding Valuation Date.
4.3    Account Statements
At least once a year, each Participant shall be furnished with a statement stating the dollar value of his Accounts and the vested portion of his Accounts.
Notwithstanding the above, the Administrator shall furnish a pension benefit statement at least once each calendar quarter to a Participant or Beneficiary who has the right to direct the investment of assets in his or her Account, in accordance with the provisions of Section 508 of the Pension Protection Act of 2006, as it may be amended from time to time.

ARTICLE V

INVESTMENT OF CONTRIBUTIONS
5.1    Investment Funds
(a)The Administrator from time to time shall direct the Trustee to establish and maintain one or more Investment Funds, hereinafter referred to as Funds, for the investment of assets of the Trust Fund. The number and type of Funds shall be determined by the Administrator, which may, in its discretion, direct the Trustee to establish and maintain one or more additional Funds or to delete one or more existing Funds.
(b)Pending the investment of any amounts in a Fund, the Trustee may invest assets of the Trust Fund temporarily in interest-bearing accounts, certificates of deposit, Treasury bills, commercial paper, money market funds, short-term obligations of the United States Government, short-term investment funds or other short-term obligations selected by the Trustee. The Trustee may keep such amounts of cash as it, in its sole discretion, shall deem necessary or advisable as part of such Funds, all within the limitations specified in the Trust Agreement.
(c)All interest, dividends and proceeds from the disposition of and other income received with respect to assets held with respect to each of the Funds shall be reinvested in the respective Fund and all expenses of the Trust that are properly allocable to a particular Fund shall be so allocated and charged.
5.2    Investment of Participant Accounts
(a)A Participant may, in accordance with applicable administrative procedures, specify the percentages of his Accounts that shall be invested in each Fund maintained under the Plan, subject to subsections (b) and (c) below.
(b)A Participant’s investment in the Ingram Micro Stock Fund shall comply with the provisions of Code Section 401(a)(35), Treasury Regulation Section 1.401(a)(35)-1, and any subsequent guidance of general applicability, as follows:
(1)Not more than 25% of new contributions allocated to a Participant’s Account may be invested in the Ingram Micro Stock Fund.
(2)A Participant shall not be permitted to transfer assets into the Ingram Micro Stock Fund from any other Fund to the extent that such transfer would cause the percentage of the Participant’s Account invested in the Ingram Micro Stock Fund to exceed 25%.

(3)A Participant whose Account is more than 25% invested in the Ingram Micro Stock Fund because of investments elected before December 1, 2008, changes in the market value of the Funds, or any other reason, shall not be required to transfer assets out of the Ingram Micro Stock Fund, provided that the Participant has complied with paragraphs (1) and (2), above, on and after December 1, 2008.
(4)Notwithstanding the above, the Plan may impose a restriction or condition on the acquisition or divestiture of the Ingram Micro Stock Fund that is either required in order to ensure compliance with applicable securities laws or is reasonably designed to ensure compliance with applicable securities laws. Therefore, a Participant who is subject to Rule 16b-3 of the Securities and Exchange Commission or who is designated by the Employer as a window group person may only be permitted to transfer contributions into or out of the Ingram Micro Stock Fund during a special open window period established by the Employer.
(5)Except as provided in paragraph (4), above, a Participant may, in accordance with applicable administrative procedures, transfer assets from the Ingram Micro Stock Fund to another Fund without restrictions.
(c)Not more than 50% of a Participant’s Account balance may be invested in the Self-Directed Brokerage Fund. Participation in the Self-Directed Brokerage Fund shall be subject to such terms and conditions as may be established from time to time by the Administrator, which may include specific enrollment procedures, commission and fee schedules, and restrictions on loans and withdrawals.
(d)If a Participant fails to make an investment election pursuant to Section 5.2(a), all of his Accounts shall be invested in a “qualified default investment alternative” described in ERISA Section 404(c)(5) and related regulations, or such other Fund that the Administrator determines, in its sole discretion, is consistent with the prudent discharge of its fiduciary duties. Furthermore, to the extent that (i) a Participant’s election to invest new contributions in the Ingram Micro Stock Fund on or after December 1, 2008, should exceed the limit set forth in Section 5.2(b)(1), or (ii) a Participant’s election to invest in the Self-Directed Brokerage Fund on or after January 3, 2011, should exceed the limit set forth in Section 5.2(c), the excess amount shall be invested in a “qualified default investment alternative” described in ERISA Section 404(c)(5) and related regulations, or such other Fund that the Administrator determines, in its sole discretion, is consistent with the prudent discharge of its fiduciary duties.

5.3    Responsibility for Investments
Each Participant is solely responsible for the selection of his investment options. The Trustee, the Administrator, the Employer and the officers, supervisors and other employees of the Employer are not empowered to advise a Participant as to the manner in which his Accounts shall be invested. The fact that a particular Fund is available to Participants for investment under the Plan shall not be construed as a recommendation for investment in that Fund. The Trustee shall be the named fiduciary for the purposes of carrying out the Participant’s investment instructions.
5.4    Changing Investment Elections – Future Contributions
A Participant may, in accordance with applicable administrative procedures, change his investment election as to subsequent contributions, subject to the limitations of Section 5.2, as of any Valuation Date.
5.5    Transfer Among Funds
A Participant may, in accordance with applicable administrative procedures and subject to any restrictions that may be imposed by particular Funds or by Section 5.2 of the Plan, elect to transfer all or a portion of the balance in all of his Accounts between and among Funds as of any Valuation Date. The Employer, however, reserves the right, in its sole discretion, to implement reasonable restrictions on a Participant’s right to transfer among Funds.
A Participant who is subject to Rule 16b-3 of the Securities and Exchange Commission or who is designated by the Employer as a window group person may only be permitted to transfer contributions into or out of the Ingram Micro Stock Fund during an open window period established by the Employer.

ARTICLE VI

VESTING
6.1    Vesting in After-Tax Contribution, Before-Tax Contribution, Catch-Up Contribution, QMAC, QNEC and Rollover Accounts
A Participant shall at all times have a one hundred percent (100%) nonforfeitable vested right to the value of his After-Tax Contribution Account, Before-Tax Contribution Account, Catch-Up Contribution Account, QMAC Account, QNEC Account and Rollover Account.
6.2    Vesting in Matching Contribution Account

(a)A Participant shall have a nonforfeitable vested right to the value of his Matching Contribution Account in accordance with the following schedule:

Years of Service	Vested Percentage
Less than 1 year	0
1 year but less than 2	20
2 years but less than 3	40
3 years but less than 4	60
4 years but less than 5	80
5 or more years	100

(b)Notwithstanding the provisions of (a) above, a Participant shall have a one hundred percent (100%) nonforfeitable vested right to the value of his Matching Contribution Account upon the occurrence of any of the following events prior to his Severance from Employment: (1) Normal Retirement Age, (2) Disability, (3) death, or (4) in accordance with Section 12.4. For this purpose, a Participant who dies on or after January 1, 2007, while performing qualified military service (as defined in Section 414(u) of the Code) shall be 100% vested to the same extent as if the Participant had resumed and then terminated employment on account of death. The survivors of the Participant shall be entitled to any additional benefits, other than benefit accruals relating to the period of qualified military service, provided under this Plan had the Participant resumed and then terminated employment on account of death.

(c)The Plan shall disregard Before-Tax and Catch-Up Contributions in applying the vesting provisions of the Plan to other contributions or benefits solely for purposes of Section 411(a)(2) of the Code.
6.3    Forfeiture of Non-vested Interest
Upon a Participant’s Severance from Employment, the non-vested portion of a Participant’s Matching Contribution Account shall be forfeited at the earlier of the date he receives a distribution of the vested portion of his Account or the date he incurs five (5) consecutive One-Year Breaks in Service. For purposes of this Article VI, a One-Year Break in Service means a twelve (12) consecutive month period beginning on an Employee’s Severance Date or an anniversary thereof and ending on the first anniversary of such date during which the Participant does not receive credit for an Hour of Service. The Administrator shall apply all forfeitures by first restoring the amount of previous forfeitures, in accordance with Section 6.4(c), then by reducing the amount of Employer contributions required under the Plan for the then current Plan Year and allocating such forfeitures in a manner consistent with Section 3.2, and, finally, by paying reasonable administrative expenses to the extent not paid by the Employer.
6.4    Restoration of Forfeitures and Service
(a)If a former Participant whose Severance from Employment resulted in a forfeiture of his entire Account pursuant to Section 6.3 resumes participation in the Plan after at least five (5) consecutive One-Year Breaks in Service, he shall have no right to restoration of any previously forfeited portion of his Account. Such Participant’s Years of Service or period of employment after the break in service or period of absence shall not be taken into account in determining the Participant’s vested nonforfeitable right to the value of his Account attributable to contributions made by the Employer before he resumed participation in the Plan. However, the Participant’s Years of Service or period of employment before the break in service or period of absence shall be taken into account in determining the Participant’s vested nonforfeitable right to the value of his Account attributable to contributions made by the Employer after he resumed participation in the Plan.
(b)If a former Participant had a Severance from Employment, but did not receive a distribution pursuant to Section 8.3, and resumed employment as an Eligible Employee prior to incurring five (5) consecutive One-Year Breaks in Service, the Participant shall not incur a forfeiture. Such Participant’s Years of Service or period of employment before and after the break in service shall be taken into account in determining the Participant’s vested nonforfeitable right to the value of his Matching Contribution Account.
(c)If a former Participant whose Severance from Employment resulted in a forfeiture of the entire non-vested portion of his Account pursuant to Section 6.3 received a distribution pursuant to Section 8.3 and resumes employment as an Eligible Employee prior to incurring five (5) consecutive One-Year Breaks in Service, the previously forfeited portion of his Account shall be restored upon the date on which the Participant repays in cash to the Plan the full amount of the distribution, in accordance with applicable administrative procedures. Such repayment must be made prior to the end of the five (5) year period commencing on the Participant’s Reemployment Commencement Date. Such Participant’s Years of Service before and after the Break in Service shall be taken into account in determining the Participant’s vested nonforfeitable right to the value of his Matching Contribution Account.
(d)    If a former Participant whose Severance from Employment resulted in a forfeiture of the entire non-vested portion of his Account pursuant to Section 6.3 received a distribution pursuant to Section 8.3 and resumes employment as an Eligible Employee prior to incurring five (5) consecutive One-Year Breaks in Service, but does not repay such distribution in accordance with Section 6.4(c), the previously forfeited portion of his Account shall not be restored. Such Participant’s Years of Service before and after the Break in Service shall be taken into account in determining the Participant’s vested nonforfeitable right to the value of his Matching Contribution Account.

ARTICLE VII

WITHDRAWALS AND LOANS DURING EMPLOYMENT
7.1    General Rules Applicable to all In-Service Withdrawals
The only in-service withdrawals permitted by the Plan are those described in this Article VII.
Each in-service withdrawal request must be filed in accordance with applicable administrative procedures. Each withdrawal shall be determined as of the Valuation Date as soon as practicable after the withdrawal request is approved and shall be drawn, to the extent available, pro rata from the Investment Funds in which the Account is invested or in which the Accounts are invested if the withdrawal is taken from multiple Accounts. Only a Participant who has not incurred a Severance from Employment may request an in-service withdrawal.
In-service withdrawals may not be taken from the Self-Directed Brokerage Fund. In accordance with procedures established by the Administrator, a Participant may transfer investments from the Self-Directed Brokerage Fund to another Fund, and then make an in-service withdrawal permitted under this Article VII.
7.2    Rollover Contribution Account and After-Tax Contribution Account Withdrawals
A Participant may, in accordance with applicable administrative procedures, request a withdrawal of all or any portion of his Rollover Contribution Account and/or his After-Tax Contribution Account at any time.
7.3    Age 59½ Withdrawals
A Participant who has attained age 59½ may, in accordance with applicable administrative procedures, request a withdrawal of all or any portion of his vested Account. A withdrawal pursuant to this Section 7.3 shall not affect the Participant’s continued participation in the Plan.
7.4    Hardship Withdrawals

(a)A Participant who has suffered a Hardship may request a withdrawal of all or any portion of the value of his Before-Tax Contribution Account (excluding all earnings comprising part of such Account that were credited after 1988), his Catch-Up Contribution Account and his vested Matching Contribution Account. For purposes of this Section 7.4, Hardship means an immediate and heavy financial need, as determined by the Administrator on a uniform and nondiscriminatory basis, that arises on account of (a) expenses for (or necessary to obtain) medical care that would be deductible under Section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of adjusted gross income), (b) the purchase (excluding mortgage payments) of a principal residence for the Participant, (c) tuition expenses for the next twelve (12) month period of post-secondary education for the Participant, his Spouse, or any dependents of the Participant (as defined in Section 152 of the Code but without regard to Section 152(d)(1)(B) of the Code)), (d) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence, (e) burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Section 152 of the Code but without regard to Section 152(d)(1)(B) of the Code), (f) the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income), or (g) any other immediate and heavy financial need that the Administrator, in its sole discretion, determines qualifies as a Hardship.
(b)Before requesting a withdrawal pursuant to this Section 7.4, a Participant must first obtain all distributions, other than hardship distributions, and all nontaxable loans currently available to him under all qualified plans maintained by the Employer.
(c)The amount of any Hardship withdrawal shall not exceed the amount required to meet the immediate and heavy financial need created by the hardship, including the amount necessary to pay any income taxes and related penalties resulting from the distribution. The determination of the existence of the financial need and the amount necessary to meet that need shall be made by the Administrator in accordance with objective standards on a uniform and nondiscriminatory basis.
(d)A Participant who obtains a Hardship withdrawal pursuant to this Section 7.4 shall be prohibited from making Before-Tax, After-Tax and Catch-Up Contributions to the Plan and to all other plans maintained by the Employer for six (6) months from the date of the withdrawal.
(e)Any Hardship withdrawal made pursuant to this Section 7.4 shall be taken to the extent available, prorata from the Investment Funds in which the following are invested in this order: vested Matching Contribution Account, Before-Tax Contribution Account and Catch-up Contribution Account. All Hardship withdrawal payments shall be made in a lump sum in cash as soon as practicable after the Administrator makes its determination.

7.5    Loans to Participants
(a)Loans
The Administrator or its delegate may, in accordance with a uniform and nondiscriminatory policy, direct the Trustee to loan a Participant amounts from the vested portion of his Accounts. All loans shall be in accordance with the terms, conditions, requirements and limitations specified in this Section 7.5 and any separate written document adopted by the Administrator and forming part of the Plan. It is intended that all loans made to Participants under this Section 7.5 shall meet the requirements of Section 72(p) of the Code.
(b)Loan Administration
The loan provision of the Plan shall be administered on a uniform and nondiscriminatory basis in accordance with terms and conditions established by the Administrator. The Administrator is authorized to delegate to the Trustee the authority to review loan requests, execute loan agreements and collect loan payments.
In administering the loan provisions of this Section 7.5, the Administrator or its delegate shall:
(1)Adopt such rules and regulations as it deems necessary for the proper and efficient administration of loans, including, but not limited to, appropriate adjustments in the accounting provisions of the Plan as it deems necessary and advisable to facilitate and account for loans;
(2)Establish standards that shall be used to determine if a loan request should be approved;
(3)Determine how the interest rate to be charged on outstanding loans is to be calculated and when the rate to be charged for new loans is to be changed;
(4)Determine, from time to time, the minimum loan amount;
(5)Employ agents, attorneys, accountants, and other persons to administer the loan provision and to collect outstanding loans; and
(6)Take all other actions necessary or advisable to carry out the provisions of this Section 7.5.
(c)Loan Eligibility
Any Participant who is either (1) an Employee paid on the payroll system of the Employer or (2) a former Employee who is a party in interest as defined in Section 3(14) of

ERISA with respect to the Plan may request a loan subject to the terms, conditions and limitations prescribed in this Section 7.5.
(d)Loan Request
Each loan request must be made in accordance with procedures prescribed by the Administrator.
(e)Term of Loan and Payment
Each loan shall be evidenced by a legally enforceable agreement in a form approved by the Administrator and shall provide for payment of principal and interest based on substantially level amortization payments. All loans shall be subject to a specific repayment schedule with payments to be made not less frequently than quarterly over the term of the loan. The period of repayment for any home loan within the meaning of Section 72(p)(2)(B)(ii) of the Code shall not exceed one hundred and eighty (180) months. The period of repayment for all other loans shall in no event exceed sixty (60) months.
A loan to a Participant shall be secured by the Participant’s Account. Except in the case of Participants described in Section 7.5(c)(2), loan payments shall be required to be made through payroll deductions, and each Participant shall be required to execute an irrevocable authorization directing the Employer to deduct the loan payments from the Participant’s wages or salary, which amounts shall be transmitted to the Trustee and applied against the outstanding loan balance. Participants may prepay the entire amount of the remaining unpaid principal balance (and all remaining interest due thereon) at any time without penalty. Loan payments in the case of Participants described in Section 7.5(c)(2) shall be made in a manner approved by the Administrator.
(f)Maximum Loan
Loans to a Participant (when added to the outstanding balance of all other loans from the Plan and any other qualified plan maintained by the Employer) shall not be in an amount that exceeds the lesser of:
(1)    $50,000, reduced by the excess (if any) of the highest outstanding balance of loans from the Plan during the one (1) year period ending on the day before the date on which such loan is made, over the outstanding balance of other loans from the Plan on the date the new loan is made, or
(2)    Fifty percent (50%) of the vested portion of the Participant’s Account.
(g)Interest

Each loan shall bear interest at a rate to be fixed by the Administrator and, in determining the interest rate, the Administrator shall take into consideration interest rates currently being charged by commercial lending institutions. Interest rates shall be fixed for the terms of the loan at the time the loan is made, and the Administrator shall determine periodically the interest rate to be charged on new loans.
(h)Failure to Repay Loans
The Administrator shall establish uniform rules to apply where a Participant fails to repay any portion of a loan made to him and accrued interest thereon in accordance with the terms of the loan, or where any portion of a loan and accrued interest thereon remains unpaid on a Participant’s Severance from Employment. Such rules shall not be inconsistent with Section 72(p) of the Code and Regulations thereunder. Loan repayments with respect to qualified military service will be suspended as permitted under Section 414(u)(4) of the Code.
Notwithstanding the foregoing provisions of this Section 7.5(h), if a Participant loan remains unpaid at the time that a distribution is due the Participant (or his Beneficiary) under the Plan, the Administrator shall reduce the amount otherwise distributable to the Participant or Beneficiary by the unpaid balance of principal and accrued interest on the Participant’s loan and distribute (in kind) the promissory note or other agreement evidencing such loan in full or partial satisfaction of the obligation to distribute the Participant’s vested Account.
The requirement that loan repayments be made on an amortized basis, not less frequently than quarterly, may be suspended for up to one year while a Participant is on a leave of absence approved by the Employer, either without pay or at a rate of pay (after income and employment tax withholding) that is less than the amount of the installment payments required under the terms of the Participant loan. In the event the Participant loan does not already have the maximum permitted term (180 months for a home loan within the meaning of Section 72(p)(2)(B)(ii) of the Code, or 60 months for any other loan), the term of the loan may be extended by the length of the leave of absence, but not beyond the maximum permitted term measured from the date the loan was originally made. In the case of a Participant loan that was originally made for the maximum permitted term, the suspension of loan payments shall not extend the due date of the Participant loan beyond the due date in effect immediately prior to the leave of absence and the installments due after the leave of absence ends (or, if earlier, after the first year of the leave of absence) must not be less than the installments required under the terms of the original loan.
A default in repayment of a Participant loan shall occur when a Participant fails to make any payment when due under the terms of a Participant loan. Notwithstanding the above, the Administrator may establish a grace period, during which Participants may make past due payments without incurring a default. If a grace period is established, it shall in no event continue beyond the last day of the calendar quarter following the calendar quarter in which the required payment was initially due from the Participant. Such grace period, if any, shall be applied in a uniform and nondiscriminatory manner, taking into account commercially reasonable factors concerning whether (or to what extent) a grace period should be allowed based on all of the facts and circumstances of the particular case.
Upon the occurrence of a default, as described above, there shall be a deemed distribution to the Participant equal to the entire outstanding balance of the Participant loan at the time of such default.
(i)Directed Investment
Any loan to a Participant under this Section 7.5 shall be made pro rata from the Investment Funds in which the Participant’s individual Account is invested, shall be charged against said Account and shall be treated as a segregated investment of the Participant’s Account. Any loan to a Participant who is subject to Rule 16b‑3 of the Securities and Exchange Commission or who is designated by the Employer as a window group person shall be made pro-rata from the Investment Funds in which the Participant’s individual Account is invested other than the Ingram Micro Stock Fund. Any principal and interest paid on the loan shall be paid in accordance with the Participant’s investment elections in effect at the time of the loan repayment. Loan repayments shall be applied first to satisfy accrued loan interest and the remainder shall be applied to principal. If and to the extent required by the Sarbanes-Oxley Act or other applicable law, loans shall not be made to officers of the Employer or other prohibited classifications of Participants.
Notwithstanding the above, a loan may not be taken from the Self-Directed Brokerage Fund. In accordance with procedures established by the Administrator, a Participant may transfer investments from the Self-Directed Brokerage Fund to another Fund, and then obtain a loan from the transferred amount to the extent permitted under this Section 7.5.
7.6    Withdrawals During Military Service
A Participant may withdraw up to the entire balance of his Before-Tax Contribution Account during any period the Participant is performing service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code) while on active duty for more than 30 days; provided that a Participant who makes such a withdrawal shall not make a Before-Tax Contribution or After-Tax Contribution during the 6-month period beginning on the date of the withdrawal.

ARTICLE VIII

DISTRIBUTIONS UPON SEVERANCE FROM EMPLOYMENT
8.1    Eligibility for Distribution
A Participant’s vested Account balance shall become payable upon Severance from Employment for any reason including death or Disability.
8.2    Forms of Payment
Benefits shall be payable in a single lump sum payment. The Participant or Beneficiary may elect to receive distributions from the Ingram Micro Stock Fund in cash or in kind. Fractional shares must be settled in cash.
8.3    Timing of Payment
Benefits that become payable in accordance with Section 8.1 shall be distributed as soon as administratively feasible after the Participant or the Beneficiary, as the case may be, elects, in accordance with procedures established by the Administrator, to receive a distribution. If the vested value of the Participant’s Account is more than $5,000 at the time benefits become distributable in accordance with Section 8.1, the Participant must consent to the distribution. Such consent form shall include a description of the Participant’s right, if any, to defer receipt of a distribution and the consequences of failing to defer such receipt, and such consent must be obtained not more than 180 days before the commencement of the distribution of any part of the Participant’s vested Account balance. If the vested value of the Participant’s Account is $5,000 or less at the time benefits become distributable in accordance with Section 8.1, the Participant or Beneficiary, as the case may be, shall be required to receive a distribution as soon as administratively practicable of the balance payable in a single lump sum payment. Effective for benefits that become payable on or after March 28, 2005, if the vested value of the Participant’s Account is $5,000 or less but greater than $1,000 at the time benefits become distributable in accordance with Section 8.1 and the Participant does not elect to have such distribution paid in the manner described in Section 8.2 or 8.7, the Employer will pay the distribution in a direct rollover to an individual retirement plan designated by the Employer. The vested value of the Participant’s Account for this purpose shall be determined with regard to that portion of the Account that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), and 457 (e)(16) of the Code.
8.4    Minimum Distribution Requirements

The requirements of this Section 8.4 shall take precedence over any inconsistent provisions of the Plan. All distributions required under this Section 8.4 shall be determined and made in accordance with the Regulations under Section 401(a)(9) of the Code.
(a)Time and Manner of Distribution
(1)    The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s ‘Required Beginning Date’. The Required Beginning Date, for purposes of this Section 8.4, means April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70½, or (ii) the calendar year in which the Participant retires. A Participant who is a five percent (5%) owner as defined in Section 416 of the Code with respect to the Plan Year ending in the calendar year in which the Participant attains age 70½ shall have his Required Beginning Date determined pursuant to (i) above.
(2)    If the Participant dies before distributions begin, the Participant’s entire interest will be distributed in a single lump sum payment no later than December 31st of the calendar year containing the fifth anniversary of the Participant’s death.
(b)Required Minimum Distributions During Participant’s Lifetime
(1)    During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
(A)    The quotient obtained by dividing the Participant’s account balance (as defined below in Section 8.4(d)(3)) by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)‑9 of the Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or
(B)    If the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)‑9 of the Regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.
(2)    Required minimum distributions will be determined under this Section 8.4(b) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.
(c)Required Minimum Distributions After Participant’s Death

(1)    If the Participant dies on or after the date distributions begin, the Participant’s entire remaining interest will be distributed in a single lump sum payment no later than December 31st of the calendar year immediately following the calendar year in which the Participant died.
(2)    If the Participant dies before the date distributions begin, the Participant’s entire interest will be distributed in a single lump sum payment no later than December 31st of the calendar year containing the fifth anniversary of the Participant’s death.
(d)Definitions
The following definitions apply for purposes of this Section 8.4:
(1)    Designated Beneficiary. The individual who is designated as the beneficiary under Section 2.2 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)‑1, Q&A‑4, of the Regulations.
(2)    Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 8.4(a)(2). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31st of that distribution calendar year.
(3)    Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

8.5    Special Timing Rules
Unless a Participant elects otherwise, his vested Account shall be distributed to him no later than sixty (60) days after the close of the Plan Year in which occurs the latest of his Normal Retirement Age (or age 65, if earlier), the tenth (10th) anniversary of the year in which he commenced participation in the Plan or the date of his Severance from Employment. A Participant must, however, file a claim for benefits before benefits will be distributed to him in accordance with this Section 8.5. The failure of a Participant to consent to a distribution while his benefit is immediately distributable within the meaning of Section 411(a)(11) of the Code shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section 8.5.
8.6    Proof of Death
The Administrator may require and rely upon such proof of death and such evidence of the right of any Beneficiary or other person to receive the value of the Accounts of a deceased Participant as the Administrator may deem proper, and its determination of death and of the right of that Beneficiary or other person to receive payment shall be conclusive.
8.7    Direct Rollovers
(a)In General
Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section 8.7, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.
(b)Eligible Rollover Distribution
An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (no less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; except as otherwise provided below, the portion of any distribution that is not includible in gross income; and, any hardship distribution described in Section 401(k)(2)(B)(i)(IV). A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 401(a) or (b) of the Code, or to a defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not includible. The term ‘Eligible Rollover Distribution’ shall include any distribution to a designated beneficiary which would be treated as an Eligible Rollover Distribution by reason of Section 8.7(g) if the requirements of Section 8.7(g) were satisfied.
(c)Eligible Retirement Plan
An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, an annuity contract described in Section 403(b) of the Code, an eligible plan under Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state and which agrees to separately account for amounts transferred into such plan from the Plan, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee’s Eligible Rollover Distribution.
(d)Distributee
A Distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse.
(e)Direct Rollover
A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.
(f)Waiver of Thirty (30) Day Notice
If a distribution is not subject to Sections 401(a)(11) and 417 of the Code, the distribution may be made less than thirty (30) days after the notice required by Reg. Sec. 1.411(a)-11(c) is given provided:
(1)    The Administrator clearly informs the Participant that the Participant has the right to a period of at least thirty (30) days after receiving the notice to consider the decision whether or not to elect a distribution (and, if applicable, a particular distribution option); and
(2)    The Participant, after receiving the notice, affirmatively, elects to receive a distribution.

(g)Direct Transfer by Non-Spouse Beneficiary
A non-Spouse Beneficiary of a Participant’s death benefits may authorize a direct transfer to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b), in accordance with Code Section 402(c)(11).

ARTICLE IX

TOP HEAVY PROVISIONS
9.1    When Applicable
If the Plan is determined to be “Top Heavy” for any Plan Year, the provisions of this Article shall supersede any conflicting provisions of the Plan.
9.2    Top Heavy Determination
(a)The Plan shall be Top Heavy with respect to any Plan Year in which, as of the “Determination Date”, the ratio of the present value of accrued benefits under all defined benefit plans in the “Aggregation Group” for “Key Employees” plus all Account balances attributable to Employer and Employee contributions (except as otherwise noted below) under the Plan and all other defined contribution plans in the Aggregation Group, exceeds sixty percent (60%) of such present value of accrued benefits and such Account balances for all Key Employees and Non-Key Employees under all plans in the Aggregation Group. The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one (1) year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution for a reason other than severance from employment, death or disability, this provision shall be applied by substituting a five (5) year period for the one (1) year period. The accrued benefits and accounts of any individual who has not performed services for the Employer during the one (1) year period ending on the determination date shall not be taken into account. The accrued benefits and account balances of any individual who is not a Key Employee but who was a Key Employee in a prior year will be disregarded. In any event, the calculation of the Top Heavy ratio and the extent to which distributions, tax deductible qualified employee contributions, rollovers and transfers are taken into account shall be in accordance with Section 416 of the Code and the Regulations thereunder. When aggregating plans, accrued benefits and account balances under other plans will be calculated as of determination dates that are within the same calendar year.

(b)In determining the cumulative accrued benefits under a defined benefit plan for purposes of this Section 9.2, the actuarial assumptions specified by the defined benefit plan for this purpose shall be utilized. If differing actuarial assumptions are specified for two or more defined benefit plans, the actuarial assumptions for the defined benefit plan including the largest number of employees in the first year any defined benefit plan is included within the Aggregation Group shall be utilized. Solely for the purpose of determining if the Plan or any other plan in a required aggregation group of which the Plan is a part is a Top Heavy Plan, the accrued benefit of an Employee other than a Key Employee shall be determined (1) under the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.
(c)The term Top Heavy shall not include a plan which consists solely of (1) a cash or deferred arrangement which meets the requirements of Section 401(k)(12) and (2) matching contributions with respect to which the requirements of Section 401(m)(11) are met. If, but for the foregoing, a plan would be treated as a Top Heavy plan because it is a member of an aggregation group which is a Top Heavy group, contributions under the plan may be taken into account in determining whether any other plan in the group meets the requirements of Section 416(c)(2) of the Code.
9.3    Minimum Contribution
For each year that the Plan is Top Heavy the Employer shall contribute to the Plan and allocate to the Matching Contribution Account of each Participant who is a Non-Key Employee (including such an individual who is eligible to participate but has not elected to do so in accordance with Article II) an amount that is not less in total than the lesser of three percent (3%) of the Non-Key Employee’s Compensation for the Plan Year or the greatest amount (expressed as a percentage of Compensation) allocated to the Account of any Key Employee for that year. Compensation for purposes of this Article IX shall mean compensation within the meaning of Section 415(c)(3) of the Code as defined in Section 3.11. This minimum allocation shall be made even though, under other Plan provisions, the Eligible Employee would not otherwise be entitled to receive an allocation or would have received a lesser allocation for the year because of (a) his failure to be employed on a specified date such as the last day of the Plan Year, (b) his failure to make mandatory contributions, if any, to the Plan, or (c) his Compensation being less than a stated amount. This requirement shall not apply to the extent the Participant is covered under any other plan or plans of the Employer and such Employer has provided that the minimum benefit or minimum allocation requirements applicable to Top Heavy Plans will be satisfied in the other plan or plans.
Matching Contributions described in Article III shall be taken into account for purposes of satisfying the minimum allocation requirements of Section 416(c)(2) of the Code and the Plan. Matching Contributions that are used to satisfy the minimum allocation requirements shall be treated as Matching Contributions of purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.
9.4    Vesting Rules
For any Plan Year in which the Plan is Top-Heavy, the vesting provisions of Article VI will continue to apply.
9.5    Dual Plan Special Limitations
If a Key Employee participates in both the Plan and a defined benefit plan maintained by the Employer, then for all years that the Plan and the defined benefit plan are Top Heavy and the Top Heavy ratio referred to in Section 9.6(b) does not exceed ninety percent (90%), the minimum benefit described in Section 416(h)(2)(A) of the Code shall be provided under the defined benefit plan for each Non-Key Employee.
9.6    Aggregation Groups
(a)A Required Aggregation Group is defined as (1) each qualified plan of the Employer in which at least one Key Employee participates or participated during the Determination Period (regardless of whether the plan has terminated) and (2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of Section 401(a)(4) or 410(b) of the Code. The Determination Period, for this purpose, is the Plan Year containing the Determination Date or any of the four preceding Plan Years. A Permissive Aggregation Group is defined as a Required Aggregation Group plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Section 401(a)(4) and 410(b) of the Code.
(b)Each plan of the Employer required to be included in an Aggregation Group shall be treated as a Top Heavy Plan if such group is a Top Heavy group. A required aggregation will be considered a Top Heavy group if the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group and the aggregate of the accounts of Key Employees under all defined contribution plans included in such group exceed sixty percent (60%) of a similar sum determined for all Employees.
9.7    Key Employee Defined
(a)A Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual Compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a five percent (5%) owner of the Employer, or a one percent (1%) owner of the Employer having annual compensation of more than $150,000. For this purpose, annual Compensation means compensation within the meaning of Section 415(c)(3) of the Code as defined in Section 3.11. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable Regulations of general applicability issued thereunder.
(b)A Non-Key Employee is an Employee who is not a Key Employee.
9.8    Determination Date
Determination Date means with respect to the initial Plan Year, the last day of the first Plan Year and, for each other Plan Year, the last day of the preceding Plan Year.

ARTICLE X

ADMINISTRATION OF PLAN
10.1    Records and Notices
The Administrator shall keep a record of all its proceedings and acts with respect to its administration of the Plan and shall maintain all such books of accounts, records and other data as may be necessary for the proper administration of the Plan. The Administrator shall have the discretionary authority to interpret the provisions of the Plan and Trust Agreement. The Administrator shall notify the Trustees of any action taken by the Administrator affecting the Trustees and its obligations or rights regarding the Plan and, when required, shall notify any other interested person or persons.
10.2    Powers and Duties
The Administrator has the following powers and duties:
(a)To determine the rights of eligibility of an Employee to participate in the Plan, the value of a Participant’s Account and the nonforfeitable percentage of each Participant’s Account;
(b)To adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan provided the rules are not inconsistent with the terms of the Plan;
(c)To construe and enforce the terms of the Plan and the rules and regulations it adopts, including interpretation of the Plan documents and documents related to the Plan’s operation;
(d)To direct the Trustee as respects the crediting and distribution of the Trust Fund;
(e)To review and render decisions respecting a claim for (or denial of a claim for) a benefit under the Plan;
(f)To furnish the Employer with information which the Employer may require for tax or other purposes;
(g)To engage the service of agents whom it may deem advisable to assist it with the performance of its duties;
(h)To engage the services of an Investment Manager or Managers, as defined in Section 11.3, each of whom will have power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under its control;
(i)To establish, in its sole discretion, a nondiscriminatory policy which the Trustee must observe in making loans, if any, to Participants and Beneficiaries; and
(j)To delegate administrative authority to a committee of individuals and to establish rules of procedure for such committee, including rules regarding how such committee is to act, the vote required for action by the committee and other procedures for the operation of the committee as deemed appropriate by the Administrator.
All rules, procedures and decisions of the Administrator shall be uniformly and consistently applied to all Participants in similar circumstances. Such rules, procedures and decisions so made shall be conclusive and binding on all persons having an interest in the Plan. The Administrator shall be a named fiduciary as defined in ERISA Sec. 402(a)(2).
The Administrator and any representative that the Administrator chooses to assist it to carry out its responsibilities under the Plan shall have the maximum discretionary authority permitted by the law to interpret, construe and administer the Plan, to make determinations regarding Plan participation, enrollment and eligibility for benefits, to evaluate and determine the validity of benefit claims, and to resolve any and all claims and disputes regarding the rights and entitlements of individuals to participate in the Plan and to receive benefits and payments pursuant to the Plan. The decisions of the Administrator and its representatives shall be given the maximum deference permitted by law.
10.3    Compensation and Expenses
The Administrator shall serve without compensation for its services hereunder. All expenses of the Administrator may be paid by the Trust Fund unless paid by the Employer. The Employer shall furnish the Administrator with such clerical and other assistance as is necessary in the performance of its duties and any expense incurred in connection therewith may be paid by the Employer or out of the Trust Fund. The reasonable expenses of administering the Plan may be advanced by the Employer, and then reimbursed to the Employer by the Trust.

10.4    Bonding of Fiduciaries
The Administrator shall be responsible for seeing that every fiduciary of the Plan and Trust and every person who handles Trust assets shall be covered by a fidelity bond or similar policy of insurance to the extent required by Section 412 of ERISA. The cost of such coverage shall be paid by the Trustee out of Trust assets, upon direction of the Administrator, if the cost thereof shall not be timely paid by the Employer.
10.5    Standard of Conduct
The Administrator and any other person to whom any fiduciary responsibility with respect to the Plan or Trust is allocated or delegated shall discharge his duties and responsibilities with respect to the Plan or Trust in accordance with the standards set forth in Section 404(a)(1) of ERISA, which provides, subject to the Sections 403(c) and (d), 4042, and 4044 of ERISA, that a fiduciary shall discharge his duties with respect to a plan solely in the interest of the participants and beneficiaries and
(a)For the exclusive purpose of:
(1)Providing benefits to participants and their beneficiaries; and
(2)Defraying reasonable expenses of administering the plan;
(b)With the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;
(c)By diversifying the investments of the plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and
(d)In accordance with the documents and instruments governing the plan insofar as such documents and instruments are consistent with the provisions of this title.
10.6    Claims Procedure
(a)Definitions
For purposes of this Section 10.6, the following words or phrases in quotes when capitalized will have the meaning set forth below:
(1)    “Adverse Benefit Determination” means a denial, reduction or the termination of, or a failure to provide or make payment (in whole or in part) with respect to a Claim for a benefit, including any such denial, reduction, termination, or failure to provide or make payment that is based on a determination of a Participant’s or Beneficiary’s eligibility to participate in the

Plan.
(2)    “Claim” means a request for a benefit or eligibility to participate in the Plan, made by a Claimant in accordance with the Plan’s procedures for filing Claims, as described in this Section 10.6.
(3)    “Claimant” is defined in Section 10.6(b)(2).
(4)    “Claims Administrator” means the party designated by the Administrator to review Claims.
(5)    “Notice” or “Notification” means the delivery or furnishing of information to an individual in a manner that satisfies applicable Department of Labor regulations with respect to material required to be furnished or made available to an individual.
(6)    “Relevant Documents” include documents, records or other information with respect to a Claim that:
(A)    Were relied upon by the Claims Administrator in making the benefit determination;
(B)    Were submitted to, considered by or generated for, the Claims Administrator in the course of making the benefit determination, without regard to whether such documents, records or other information were relied upon by the Claims Administrator in making the benefit determination;
(C)    Demonstrate compliance with administrative processes and safeguards required in making the benefit determination; or
(D)    Constitute a statement of policy or guidance with respect to the Plan concerning the denied benefit for the Participant’s circumstances, without regard to whether such advice was relied upon by the Claims Administrator in making the benefit determination.
(b)Procedure for Filing a Claim
In order for a communication from a Claimant to constitute a valid Claim, it must satisfy the following paragraphs (1) and (2) of this paragraph (b).
(1)Any Claim submitted by a Claimant must be in writing on the appropriate Claim form (or in such other manner acceptable to the Claims Administrator) and delivered, along with any supporting comments, documents, records and other information, to the Claims Administrator in person, or by mail postage paid, to the address for the Claims Administrator provided in the Summary Plan Description.

(2)Claims and appeals of denied Claims may be pursued by a Participant or an authorized representative of the Participant (each of whom will be referred to in this section as a “Claimant”). However, the Claims Administrator may establish reasonable procedures for determining whether an individual has been authorized to act on behalf of a Participant.
(c)Initial Claim Review
The initial Claim review will be conducted by the Claims Administrator, with or without the presence of the Claimant, as determined by the Claims Administrator in its discretion. The Claims Administrator will consider the applicable terms and provisions of the Plan and amendments to the Plan, information and evidence that is presented by the Claimant and any other information it deems relevant. In reviewing the Claim, the Claims Administrator will also consider and be consistent with prior determinations of Claims from other Claimants who were similarly situated and which have been processed through the Plan’s claims and appeals procedures within the past twenty-four (24) months.
(d)Initial Benefit Determination
(1)The Claims Administrator will notify the Claimant of the Claim Administrator’s determination within a reasonable period of time, but in any event (except as described in paragraph (2) below) within ninety (90) days after receipt of the Claim by the Claims Administrator.
(2)The Claims Administrator may extend the period for making the benefit determination by ninety (90) days if it determines that such an extension is necessary due to matters beyond the control of the Plan and if it notifies the Claimant, prior to the expiration of the initial ninety (90) day period, of circumstances requiring the extension of time and the date by which the Claims Administrator expects to render a decision.

(e)Manner and Content of Notification of Adverse Benefit Determination
(1)    The Claims Administrator will provide a Claimant with written or electronic Notice of any Adverse Benefit Determination, in accordance with applicable Department of Labor regulations.
(2)    The Notification will set forth in a manner calculated to be understood by the Claimant:
(A)The specific reason or reasons for the Adverse Benefit Determination;
(B)Reference to the specific provision(s) of the Plan on which the determination is based;
(C)Description of any additional material or information necessary for the Claimant to perfect the Claim and an explanation of why such material or information is necessary; and
(D)A description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an Adverse Benefit Determination on review.
(f)Procedure for Filing a Review of an Adverse Benefit Determination
(1)    Any appeal of an Adverse Benefit Determination by a Claimant must be brought to the Claims Administrator within sixty (60) days after receipt of the Notice of the Adverse Benefit Determination. Failure to appeal within such sixty (60) day period will be deemed to be a failure to exhaust all administrative remedies under the Plan. The appeal must be in writing utilizing the appropriate form provided by the Claims Administrator (or in such other manner acceptable to the Claims Administrator); provided, however, that if the Claims Administrator does not provide the appropriate form, no particular form is required to be utilized by the Participant. The appeal must be filed with the Claims Administrator at the address listed in the Summary Plan Description.
(2)    A Claimant will have the opportunity to submit written comments, documents, records and other information relating to the Claim.
(g)Review Procedures for Adverse Benefit Determinations
(1)The Claims Administrator will provide a review that takes into account all comments, documents, records and other information submitted by the Claimant without regard to whether such information was submitted or considered in the initial benefit determination.

(2)The review procedure may not require more than two levels of appeals of an Adverse Benefit Determination.
(h)Timing and Notification of Benefit Determination on Review
The Claims Administrator will notify the Claimant within a reasonable period of time, but in any event within sixty (60) days after the Claimant’s request for review, unless the Claims Administrator determines that special circumstances require an extension of time for processing the review of the Adverse Benefit Determination. If the Claims Administrator determines that an extension is required, written Notice will be furnished to the Claimant prior to the end of the initial sixty (60) day period indicating the special circumstances requiring an extension of time and the date by which the Claims Administrator expects to render the determination on review, which in any event will be within sixty (60) days from the end of the initial sixty (60) day period. If such an extension is necessary due to a failure of the Claimant to submit the information necessary to decide the Claim, the period in which the Claims Administrator is required to make a decision will be tolled from the date on which the notification is sent to the Claimant until the Claimant adequately responds to the request for additional information.
(i)Manner and Content of Notification of Benefit Determination on Review
(1)The Claims Administrator will provide a written or electronic Notice of the Plan’s benefit determination on review, in accordance with applicable Department of Labor regulations.
(2)The Notification will set forth:
(A)The specific reason or reasons for the Adverse Benefit Determination;
(B)Reference to the specific provision(s) of the Plan on which the determination is based;
(C)A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all Relevant Documents; and
(D)A statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an Adverse Benefit Determination of review.
(j)Collectively Bargained Benefits
(1)Where benefits are provided pursuant to a collective bargaining agreement and such collective bargaining agreement maintains or incorporates by specific reference: (i) provisions concerning the filing of a Claim for a benefit and the initial disposition of a Claim;

and (ii) a grievance and arbitration procedure to which Adverse Benefit Determinations are subject, then Section 10.6(c) through and including Section 10.6(i) will not apply to such Claim.
(2)Where benefits are provided pursuant to a collective bargaining agreement and such collective bargaining agreement maintains or incorporates by specific reference a grievance and arbitration procedure to which Adverse Benefit Determinations are subject, then Sections 10.6(f) through and including Section 10.6(i) will not apply to such Claim.
(k)Exhaustion of Administrative Remedies
The claims procedures set forth in this Section 10.6 shall be strictly adhered to by each Participant or Beneficiary under the Plan and no judicial or arbitration proceedings with respect to any claim for Plan benefits hereunder shall be commenced by any such Participant or Beneficiary until the proceedings set forth herein have been exhausted in full.
(l)Statute of Limitations
No cause of action may be brought by a claimant who has received an Adverse Benefit Determination later than two (2) years following the date of such Adverse Benefit Determination.

ARTICLE XI

MANAGEMENT OF FUNDS
11.1    Appointment of Trustees
Subject to the provisions of Section 11.4, the Company shall appoint one or more Trustees to receive and hold in trust all contributions paid into the Trust Fund. Such Trustee or Trustees shall serve at the pleasure of the Board of Directors and shall have such rights, powers and duties as the Board of Directors shall from time to time determine including but not limited to those stated below.
11.2    Investment of Trust Fund by Trustees
All contributions made to the Trust Fund pursuant to the Plan shall be paid to the Trustees and, except as herein otherwise provided, shall be held, invested and reinvested by the Trustees without distinction between principal and income in such securities or such other property, real or personal, wherever situated, as the Trustees shall deem advisable, including, but not limited to, shares of stock, common or preferred, whether or not listed on any exchange, participations in mutual investment funds, bonds and mortgages, and other evidences of indebtedness or ownership, or in loans to Participants (consistent with other provisions hereof), and participations in any common trust fund established or maintained by the Trustees for the collective investment of fiduciary funds and shall not be limited by any state statute or judicial decision prescribing or limiting investments appropriate for trustees. The Trustees shall hold and retain all the property and assets of the Trust Fund including income from investments and from all other sources, for the exclusive benefit of the Participants and their Beneficiaries, as provided herein, and for paying the costs and expenses of administering the Plan or Trust Fund, to the extent that the same are not paid by any Employer. Reasonable expenses attendant to qualified domestic relations order determinations shall be allocated to the Account of the Participant or Beneficiary seeking the determination.
11.3    Investment of Trust Fund by Investment Manager
The Company may enter into one or more agreements for the appointment of one or more Investment Managers to supervise and direct all the investment and reinvestment of a portion or all of the Trust Fund in accordance with the provisions of the Plan in the same manner and with the same powers, duties, obligations, responsibilities and limitations as apply to the Trustees. As a condition to its appointment, an Investment Manager shall acknowledge in writing that it is a fiduciary with respect to the Trust Fund. An Investment Manager so appointed shall be an investment advisor registered under the Investment Advisors Act of 1940, a bank as defined in such Act or an insurance company that is qualified to manage the assets of employee benefit plans pursuant to the laws of more than one state. The Trustees shall be bound by the supervision and direction of the Investment Manager, unless and until the Company amends or revokes the appointment or authority of the Investment Manager.
The Company may furnish an Investment Manager with written investment guidelines for investment of the Trust Fund assets, which guidelines may include directions with respect to diversification of the investments. Any Investment Manager shall receive such reasonable compensation chargeable against the Trust Fund or payable by each Employer as shall be agreed upon by the Company. The Company may revoke any agreement with the Investment Manager at any time by thirty (30) days’ written notice to the Investment Manager. Any Investment Manager may resign by thirty (30) days’ written notice to the Company.
11.4    Exclusive Benefit Rule
Except as otherwise provided in the Plan, no part of the corpus or income of the assets of the Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan. No person shall have any interest in or right to any part of the earnings of the assets of the Plan, or any right in, or to, any part of the assets held under the Plan, except as and to the extent expressly provided in the Plan.

ARTICLE XII

AMENDMENT, MERGER, TERMINATION OF PLAN
12.1    Amendment of Plan
Subject to the provisions of Section 11.4, the Company (for the Company and for all other Employers) shall have the right at any time to amend the Plan, and retroactively if deemed necessary or appropriate, except that no such amendment shall make it possible for any part of the assets of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Plan. No amendment shall be made which has the effect of decreasing the balance of the Accounts of any Participant or of reducing the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted or, if later, the date on which the amendment becomes effective.
If the Plan’s vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant’s nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least three Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change.
The Company reserves the right to amend the Plan, at any time and from time to time, in whole or in part, including without limitation, retroactive amendments necessary or advisable to qualify the Plan and the Trust under the provisions of Section 401(a) of the Code by action of its Board of Directors. Notwithstanding the above, the Plan may be amended to comply with technical legal requirements of ERISA or the Code or for any other reason that does not result in a material increase in cost to the Employer by a written instrument that is executed by an officer of the Company or a member of the Plan committee.
Such amendments shall be as set forth in an instrument in writing executed by an officer of the Company if adopted by the Company, or by a designated member of the Plan committee if adopted by the Plan committee. Any amendment may be current, retroactive or prospective, in each case as provided therein.
12.2    Merger or Consolidation
The Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

12.3    Additional Participating Employers
(a)If any company is or becomes a subsidiary of or associated with the Company, the Company may include any employees of that subsidiary or associated company in the participation of the Plan upon appropriate action by that company necessary to adopt the Plan. In that event, or if any persons become Employees of an Employer as the result of merger or consolidation or acquisition of all or part of the assets or business of another company or for purposes of a specific assignment at a specific location, the Company shall determine to what extent, if any, previous service with the subsidiary, associated or other company or at the specific location shall be recognized under the Plan, but subject to the continued qualification and tax-exempt status of the Plan and trust, respectively, under the Code.
(b)Any Employer may terminate its participation in and withdraw from the Plan upon appropriate action by its board of directors. In that event, the assets of the Plan held on account of Participants in the employ of that Employer, and any unpaid balances of the Accounts of all Participants who have separated from the employ of that Employer, shall be determined by the Administrator. Those funds shall be distributed as provided in Section 12.4 if the Plan should be terminated with respect to the Employer, or shall be segregated by the Trustee as a separate trust, pursuant to certification to the Trustee by the Administrator, continuing the Plan as a separate plan for the Employees of that Employer under which the board of directors of that Employer shall succeed to all the powers and duties of the Company, including the appointment of an administrator for such separate plan.
12.4    Termination of Plan
(a)The Board of Directors may terminate the Plan or completely discontinue contributions under the Plan for any reason at any time. In the case of the termination or partial termination of the Plan, or of the complete discontinuance of Employer contributions to the Plan, affected Participants shall be one hundred percent (100%) vested in and have a nonforfeitable right to the total amount in all of their Accounts under the Plan as of the date of the termination or discontinuance. The total amount in each Participant’s Account shall be distributed, as the Administrator shall direct, to him or for his benefit or continued in trust for his benefit.
(b)The Plan will be deemed terminated (1) if and when the Company is judicially declared bankrupt or executes a general assignment to or for the benefit of its creditors, (2) if and when the Company is a party to a merger in which it is not the surviving organization unless the surviving organization adopts the Plan within sixty (60) days after the merger, or (3) upon dissolution of the Company.

ARTICLE XIII

MISCELLANEOUS PROVISIONS
13.1    Limitation of Liability
Neither the Company, any Employer, the Administrator, nor any of their respective directors, officers and employees, shall incur any liability for any act or failure to act unless such act or failure to act constitutes willful misconduct or gross negligence in relation to the Plan or the Trust Fund.
13.2    Indemnification
The Employer indemnifies and saves harmless the Administrator from and against any and all loss resulting from liability to which the Administrator may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in the Administrator’s official capacity in the administration of the Plan, the Trust Fund or both, including all expenses reasonably incurred in the Administrator’s defense, in case the Employer fails to provide such defense. The indemnification provisions of this Section 13.2 do not relieve the Administrator from any liability under ERISA for breach of a fiduciary duty. Furthermore, the Administrator and the Employer may execute a letter agreement further delineating the indemnification agreement of this Section 13.2, provided the letter agreement is consistent with and does not violate ERISA. The indemnification provisions of this Section 13.2 extend to the Trustee solely to the extent provided by a letter agreement executed by the Trustee and the Employer.
The Plan may purchase insurance for its fiduciaries or for itself to cover liability or losses occurring by reason of the act or omission of a fiduciary, if such insurance permits recourse by the insurer against the fiduciary in the case of a breach of a fiduciary obligation by such fiduciary. A fiduciary may purchase insurance to cover liability under ERISA from and for his own account. An Employer or an employee organization may purchase insurance to cover potential liability of one or more persons who serve in a fiduciary capacity with regard to the Plan.
13.3    Compliance with ERISA
Anything herein to the contrary notwithstanding, nothing above or any other provision contained elsewhere in the Plan shall relieve a fiduciary or other person of any responsibility or liability for any responsibility, obligation or duty imposed upon him pursuant to Title I, Part 4 of ERISA. Furthermore, anything in the Plan to the contrary notwithstanding, if any provision of the Plan is voided by Sections 410 and 411 of ERISA, such provision shall be of no force and effect only to the extent that it is voided by such Section.

13.4    Nonalienation of Benefits
(a)    None of the payments, benefits or rights of any Participant shall be subject to any claim of any creditor of such Participant and, in particular, shall be free from attachment, garnishment, trustee’s process, or any other legal or equitable process available to any creditor of such Participant. No Participant shall have the right to alienate, commute, pledge, encumber or assign any of the benefits or payments which he or she may expect to receive, contingently or otherwise, under the Plan, except the right to designate a Beneficiary or Beneficiaries as hereinbefore provided.
(b)    Section 13.4(a) also shall apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is a qualified domestic relations order as defined in Section 414(p) of the Code. Any fees associated with the review, processing and administration of a qualified domestic relations order shall be charged against the Account of the affected Participant and the account of the affected Alternate Payee. The Plan’s qualified domestic relations order procedures are set forth in a separate document, which in incorporated herein as if its terms were fully set forth in this document. A domestic relations order shall not fail to be a qualified domestic relation order solely because (i) the order is issued after, or revises, another domestic relations order or qualified domestic relation order, or (ii) of the time at which it is issued.
(c)    The Plan may offset against the Account of any Participant, any amount that the Participant is ordered or required to pay under a judgment, order, decree or settlement described in ERISA Section 206(d)(4) and Section 401(a)(13)(C) of the Code.
13.5    Employment Not Guaranteed By Plan
Neither the establishment of the Plan nor its amendment nor the granting of a benefit pursuant to the Plan shall be construed as giving any Participant the right to continue as an Employee of an Employer, as limiting the rights of such Employer to dismiss or impose penalties upon the Participant or as modifying in any other way the terms of employment of any Participant.
13.6    Protected Benefits
All benefits which are protected by the terms of Section 411(d)(6) of the Code and Section 204(g) of ERISA, which cannot be eliminated without adversely affecting the qualified status of the Plan on and after the Effective Date, will be provided under the Plan to Participants for whom such benefits are protected.

13.7    Form of Communication
Any election, application, claim, notice or other communication required or permitted to be made by or to a Participant, the Administrator, the Company, or an Employer in writing shall be made in such form as the Administrator, the Company or the Employer, as the case may be, shall prescribe. Such communication shall be effective upon mailing if sent first class, postage prepaid and addressed to the addressee at its principal office, or to the Participant at his last known address, or upon personal delivery, if delivered to an officer of the addressee or to the Participant, as the case may be.
Notwithstanding anything in the Plan to the contrary, any notice, form or other communication hereunder shall be made in the manner prescribed by the Administrator in accordance with applicable law, which may include, in appropriate circumstances, communication by telephone or by electronic or other means.
13.8    Facility of Payment
If the Participant entitled to receive payments hereunder is unable to care for his affairs because of illness, accident or disability, and a duly qualified guardian or legal representative is appointed for such Participant, the Administrator shall direct the Trustees to pay any amount to which the Participant is entitled to such duly qualified guardian or legal representative upon claim of such guardian or legal representative. If a duly qualified guardian or legal representative is not appointed for such Participant, the Administrator shall direct the Trustees to pay any amount to which the Participant is entitled to such person’s Spouse, child, grandchild, parent, brother or sister or to a person deemed by the Administrator to have incurred expense for such person entitled to payment. Any payment made pursuant to this Section 13.8 in good faith shall be a payment for the account of the Participant and shall be a complete discharge from any liability of the Trust Fund or the Trustees therefor.
13.9    Reduction for Overpayment
The Administrator will, whenever it determines that a person has received a benefit payment under the Plan in excess of the amount to which the person is entitled under the terms of the Plan, make a reasonable attempt to collect such overpayment from the person. The amount of any overpayment may be set off against further amounts payable to or on account of the person who received the overpayment.

13.10    Unclaimed Benefits
If the Administrator cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, and if, after five (5) years from the date such payment is due, a notice of such payment due is mailed to the last known address of such person, as shown on the records of the Employer and within three (3) months after such mailing such person has not made written claim therefor, the Administrator, if it so elects, after receiving advice from counsel to the Plan, may direct that such payment and all remaining payments otherwise due to such person be cancelled on the records of the Plan and the amount thereof applied in any manner permitted by Section 6.3, and upon such cancellation, the Plan and the Trust shall have no further liability therefor except that, in the event such person later notifies the Administrator of his whereabouts and requests the payment or payments due to him, the amount so applied shall be paid to him as provided in Article VIII without adjustment for gains and losses.
13.11    Receipt and Release
Subject to the provisions of ERISA and to the extent permitted by ERISA, any final payments or distribution to any Participant, his Beneficiary or his legal representative in accordance with the Plan shall be in full satisfaction of all claims against the Trust, the Trustee, the Administrator, and the Employer. The Trustee, the Employer, the Administrator, or any combination of them may require a Participant, his Beneficiary or his legal representative to execute a receipt and release of all claims under the Plan upon a final payment or distribution or a receipt to the extent of any partial payment or distribution; and the form of any such receipt and release shall be determined by the Trustee, the Employer, the Administrator or any combination of them.
13.12    Reliance on Information Provided to the Plan
Notwithstanding anything contained herein to the contrary, if an individual is provided a statement in confirmation of any election or information provided to the Plan by such individual hereunder, the election or information reflected on such confirmation statement will be deemed to be accurate and may be conclusively relied upon for all purposes hereunder unless the individual timely demonstrates to the Administrator, in the form and manner established by the Administrator, that the election or information reflected on the confirmation statement is not what the individual originally delivered to the Administrator.
13.13    Service in More Than One Fiduciary Capacity
Any individual, entity or group of persons may serve in more than one fiduciary capacity with respect to the Plan, the Trust Fund or both.

13.14    Binding Effect of Company’s Actions
Each Employer shall be bound by any and all decisions and actions taken by the Company hereunder.
13.15    Military Service
Notwithstanding any other provision of the Plan to the contrary, service credit and contributions with respect to qualified Military Service will be provided in accordance with Section 414(u) of the Code.
13.16    Limitation of Rights
All benefits provided hereunder shall be provided solely from the Trust and a person claiming an interest under the Plan shall not have recourse towards satisfaction of his or her benefits from other than the assets of the Trust. Neither the Employer nor the Administrator represents or guarantees that the value of a Participant’s Accounts shall at any time equal or exceed the amount previously contributed thereto. Neither the establishment of the Plan and Trust nor any modification thereof, nor the creating of any fund or account, nor the payment of any benefits shall be construed as giving to any Participant or other person any legal or equitable right against the Employer or the Trustee except as provided in the Plan and Trust Agreement.
13.17    Governing Law
Except to the extent inconsistent with and preempted by ERISA or other applicable Federal law, the Plan and all matters arising thereunder shall be governed by the laws of the State of California. If any provision of the Plan is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with the Plan being a qualified employees’ defined contribution plan within the meaning of the Code.
IN WITNESS WHEREOF, and as evidence of the adoption of the Plan, the undersigned officer duly authorized has appended his signature this 24th day of January, 2013.

INGRAM MICRO INC.
By: /s/ Robyn Tingley
Robyn Tingley

Title: Vice President, HR, Americas